Filed Pursuant to Rule 433
                                                         File No.: 333-129159-04


             STATEMENT REGARDING THIS ISSUER FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including prospectus) with the SEC (SEC file no. 333-129159) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1 (866) 835-1033.

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY

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(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated or

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                    Wells Fargo Asset Securities Corporation
                                    Depositor

                             Wells Fargo Bank, N.A.
                           Sponsor and Master Servicer

               Wells Fargo Mortgage Backed Securities 2006-4 Trust
                                 Issuing Entity

                                  $944,775,000
                                  (Approximate)

               Mortgage Pass-Through Certificates, Series 2006-4

                             OFFERED CERTIFICATES(1)

                         Principal   Interest    Original
             Class        Type        Type        Form
             ---------------------------------------------
              A(2)       Senior(3)     (3)       (4)

             B-1(5)    Subordinated    (6)     Book-Entry

             B-2(5)    Subordinated    (6)     Book-Entry

             B-3(5)    Subordinated    (6)     Book-Entry

                            NON-OFFERED CERTIFICATES

             B-4      Subordinated     (6)       N/A

             B-5      Subordinated     (6)       N/A

             B-6      Subordinated     (6)       N/A

(1) The Class A Certificates will be offered by the underwriter of the Class A Certificates and the Class B Certificates will be offered by the underwriter of the Class B Certificates. You should not use this free writing prospectus to purchase any certificates other than the certificates offered by the underwriter from whom you received this free writing prospectus.

(2) Will consist of three or more classes of Class A Certificates, one of which will be the residual certificates and at least one of which will be ratio strip certificates. One or more classes of Class A Certificates may be comprised of two or more components. The components of a class are not severable. The classes of Class A Certificates (or in the case of a class comprised of components, the components) may comprise one group or may be divided into two or more groups.

(3) See "Description of the Certificates - Categories of Classes of Certificates" in the base prospectus (described below) for a description of possible principal and interest categories. Each component of a class of Class A Certificates may have different principal and/or interest characteristics. For purposes of this free writing prospectus discussions of the characteristics of a class of Class A Certificates is equally applicable to a component with the same characteristics.

(4) It is expected that all classes of Class A Certificates, other than the residual certificates, will be issued in book-entry form and the residual certificates will be issued in definitive form.

(5) The Class B Certificates may comprise one group or may be divided into two or more groups. Each group of Class B Certificates will consist of six classes of Class B Certificates designated "1" through "6" for each group. Each group of Class B Certificates will provide subordination for one or more groups of Class A Certificates. Each class of Class B Certificates of a group will also provide subordination for each class of Class B Certificates of such group, if any, with a lower number. A group of Class B Certificates is related to the group or groups of Class A Certificates which it supports.

(6) See "Description of the Certificates--Interest" in this free writing prospectus for a description of the pass-through rate for the Class B Certificates.

   This free writing prospectus describes certain aspects of this transaction. In particular, while it describes the Class A Certificates in the aggregate and their relation to the Class B Certificates, it does not, except to a limited extent, describe the characteristics of any particular class of Class A Certificates. The structure of the transaction insofar as it relates to the characteristics of the individual classes of Class A Certificates will be determined by the underwriter of the Class A Certificates. Specific information on the characteristics of the classes of offered certificates should be provided to you by the underwriter of the related offered certificates and you should not purchase any offered certificates until you have received that information.

   The information contained in this free writing prospectus should be read in conjunction with the information contained in the base prospectus and the information provided by the underwriter of the related offered certificates. The Depositor's most recent base prospectus referred to in this free writing prospectus is the base prospectus dated February 21, 2006 attached to the prospectus supplement dated February 23, 2006 relating to the Depositor's Mortgage Pass-Through Certificates, Series 2006-AR2 filed with the SEC under Rule 424(b)(5) of the Securities Act (SEC File No. 333-129159-03). You should carefully read both this free writing prospectus and the base prospectus, as well as the information provided by the underwriter of the related offered certificates before you make any investment decision. Capitalized terms that are used but not defined in this free writing prospectus have the meaning given to those terms in the base prospectus.

   YOU SHOULD FULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. BEFORE INVESTING YOU SHOULD CAREFULLY REVIEW "RISK FACTORS" IN THE BASE PROSPECTUS TOGETHER WITH THE RISK FACTORS SET FORTH IN APPENDIX A HERETO.

Information concerning the Sponsor's prior residential mortgage loan securitizations involving Prime 30-Year Fixed-Rate Non-Relocation Loans is available on the internet at http://www.securitieslink.com/staticpools. This information is not deemed to be part of this free writing prospectus.

Without charge or registration, by clicking on the link in the row titled "WFMBS 2006-4," investors can view on this website the following information:

o summary information regarding original characteristics of the Sponsor's prior securitized pools of Prime 30-Year Fixed-Rate Non-Relocation Loans; and

o delinquency, cumulative loss, and prepayment information for the five years preceding the date of this free writing prospectus regarding the Sponsor's prior securitized pools of Prime 30-Year Fixed-Rate Non-Relocation Loans.

           The date of this free writing prospectus is March 14, 2006

                                TABLE OF CONTENTS

SUMMARY INFORMATION..........................................................3
THE SPONSOR.................................................................11
STATIC POOL INFORMATION.....................................................11
THE DEPOSITOR...............................................................11
THE ISSUING ENTITY..........................................................12
THE TRUSTEE.................................................................12
THE MASTER SERVICER.........................................................12
THE PAYING AGENT............................................................13
THE SERVICER................................................................13
THE CUSTODIAN...............................................................14
ROLES OF WELLS FARGO BANK...................................................14
DESCRIPTION OF THE CERTIFICATES.............................................14
   General..................................................................14
   Book-Entry Certificates..................................................14
   Distributions............................................................15
   Interest.................................................................17
   Principal (Including Prepayments)........................................20
   Cross-Collateralization..................................................25
   Additional Rights of the Residual Certificateholders.....................26
   Restrictions on Transfer of the Residual Certificates....................26
   Periodic Advances........................................................26
   Subordination of Class B Certificates....................................27
   Allocation of Losses.....................................................27
DESCRIPTION OF THE MORTGAGE LOANS...........................................29
   General..................................................................29
   Mortgage Loan Underwriting...............................................31
   Mandatory Repurchase or Substitution of Mortgage Loans...................32
   Optional Purchase of Mortgage Loans......................................32
PREPAYMENT AND YIELD CONSIDERATIONS.........................................32
   General..................................................................32
POOLING AND SERVICING AGREEMENT.............................................36
   General..................................................................36
   Compensation and Payment of Expenses of the Master Servicer,
      Servicer and Trustee..................................................36
   Optional Termination of the Trust........................................37
   Voting...................................................................37
   Fixed Retained Yield.....................................................37
FEDERAL INCOME TAX CONSIDERATIONS...........................................38
   General..................................................................38
   Regular Certificates.....................................................38
   Residual Certificates....................................................38
ERISA CONSIDERATIONS........................................................39
LEGAL INVESTMENT............................................................40
SECONDARY MARKET............................................................40
INDEX OF DEFINED TERMS......................................................41

APPENDIX A: RISK FACTORS...................................................A-1
APPENDIX B: MORTGAGE POOL PROFILES.........................................B-1

                               SUMMARY INFORMATION


RELEVANT PARTIES                           CUT-OFF DATE

Sponsor                                    March 1, 2006.

Wells Fargo Bank, N.A.                     CLOSING DATE

Depositor                                  On or about March 30, 2006.

Wells Fargo Asset Securities               DISTRIBUTION DATES
Corporation.
                                           The 25th day of each month, or the
Master Servicer                            following business day if the 25th
                                           day is not a business day, commencing
Wells Fargo Bank, N.A.                     in April 2006.

Significant Servicers                      DETERMINATION DATES

Wells Fargo Bank, N.A. Although not        With respect to each distribution
known at the date of this free             date, the 17th day of each month or
writing prospectus, there may be           if such day is not a business day,
other servicers servicing 10% (by          the preceding business day.
aggregate unpaid principal balance as
of the cut-off date) or more of the        DEAL RATE
mortgage loans in the aggregate or in
any loan group.                            5.750% per annum. However, in the
                                           event the underwriter of the Class A
Significant Originators                    Certificates divides the mortgage
                                           pool into two or more loan groups,
Wells Fargo Bank, N.A.                     the deal rate for a loan group may
                                           differ from the deal rate set forth
Issuing Entity                             above and should be obtained from the
                                           underwriter.
The Wells Fargo Mortgage Backed
Securities 2006-4 Trust, a New York        MASTER SERVICING FEE RATE
common law trust (SEC File No.
333-129159-04).                            0.010% per annum.

Trustee                                    SERVICING FEE RATE

U.S. Bank National Association or          0.250% per annum.
HSBC Bank USA, National Association.
                                           THE TRANSACTION PARTIES
Custodian
                                           The sponsor originated or purchased
Wells Fargo Bank, N.A.                     and currently services all or a
                                           significant portion of the mortgage
Paying Agent                               loans. On the closing date the
                                           sponsor will sell the mortgage loans
Wells Fargo Bank, N.A.                     to the depositor, who will in turn
                                           deposit them into a common law trust,
AFFILIATIONS                               which is the issuing entity. The
                                           trust will be formed by a pooling and
Wells Fargo Bank, N.A., which is the       servicing agreement, to be dated as
sponsor, custodian, master servicer,       of the closing date, among the
paying agent and a servicer, is the        depositor, the master servicer and
direct parent of the depositor. There      the trustee. The master servicer will
are no relationships, agreements or        master service the mortgage loans and
arrangements outside of this               calculate distributions and other
transaction among the affiliated           information regarding the
parties that are material to an            certificates in accordance with the
understanding of the offered               pooling and servicing agreement. The
certificates.                              trustee will have limited
                                           administrative duties under the
                                           pooling and servicing agreement. The
                                           servicers will service the mortgage
                                           loans in accordance with the
underlying servicing agreements            The Class A Certificates in each
entered into between the servicers         group will represent interests in the
and the master servicer or an              mortgage loans in the related loan
affiliate.                                 group.

RATING OF CERTIFICATES                     The Class B Certificates will
                                           represent interests in the mortgage
By at least one of Standard and            loans in one or more loan groups. If
Poor's, a division of The McGraw-Hill      a group of Class B Certificates
Companies, Inc., Fitch Ratings,            provides subordination for a single
Moody's Investors Service, Inc. or         group of Class A Certificates, the
Dominion Bond Rating Service, Inc.         group of Class B Certificates will
                                           represent interests in the mortgage
    Class         Rating Category          loans in the related loan group. If a
---------------------------------          group of Class B Certificates
      A             AAA or Aaa             provides subordination for two or
                                           more groups of Class A Certificates,
     B-1             AA or Aa              the group of Class B Certificates
                                           will represent interests in all of
     B-2                 A                 the related loan groups.

     B-3            BBB or Baa2            A portion of the principal balance of
                                           the discount mortgage loans in each
Other than the residual certificates,      loan group are represented by the
each class of Class A Certificates         Class A-PO Certificates of the
will generally be rated by two of the      related group. The Class A-PO
above rating agencies. In the case of      Certificates are ratio strip
a class of Class A Certificates            certificates, as described in the
designated as "Super Senior Support        base prospectus. The mortgage loans
Certificates" (see the base                in a loan group which have a mortgage
prospectus for a description), one of      interest rate, after deducting the
such ratings may be in a lower             master servicing fee rate and the
category than the ratings for Class A      applicable servicing fee rate, of
Certificates shown above.                  less than the deal rate for the
                                           related group are discount mortgage
o  The ratings of the rating agencies      loans. Because the Class A-PO
   are not recommendations to buy,         Certificates of a group represent an
   sell or hold the certificates           interest solely in the discount
   rated. A rating may be revised or       mortgage loans of the related loan
   withdrawn at any time by the            group, only principal payments,
   assigning rating agency.                including prepayments of principal,
                                           and realized losses on such discount
o  The ratings do not address the          mortgage loans, will affect the
   possibility that, as a result of        related Class A-PO Certificates. The
   principal prepayments, the yield        portion of the total principal
   on your certificate may be lower        balance of the mortgage loans in a
   than anticipated.                       loan group not represented by the
                                           Class A-PO Certificates of the
See "--Effects of Prepayments on Your      related group is the non-PO portion
Investment Expectations" below in          and is represented by the other Class
this free writing prospectus.              A Certificates of the related group,
                                           referred to as the Class A Non-PO
DESCRIPTION OF CERTIFICATES                Certificates of such group, and all
                                           or a portion of the related Class B
Principal Balance of the Certificates      Certificates.

The certificates will have an              The relative interests in the initial
approximate total initial principal        non-PO portion of the principal
balance equal to the principal             balance of each mortgage loan in a
balance of the mortgage loans as of        loan group represented by the Class A
the cut-off date.                          Non-PO Certificates of the related
                                           group and the related Class B
Interests in Mortgage Loans                Certificates are subject to change
                                           over time because:
The mortgage loans will be divided
into the same number of loan groups        o  certain unscheduled principal
as the Class A Certificates are               payments on the mortgage loans in
divided into groups. Each loan group          a loan group will be
is related to a corresponding group           disproportionately allocated to
of Class A Certificates.                      the Class A Non-PO Certificates of
                                              the related group for a specified
                                              period; and

                                           o  certain losses and certain
                                              shortfalls on the mortgage loans
                                              in a loan group will be allocated
                                              first to the related classes of
                                              Class B Certificates in reverse
                                              numerical order prior to the
                                              allocation of such losses and
                                              shortfalls to the Class A

   Non-PO Certificates of the related      Information regarding repurchases of
   group, as discussed in                  the mortgage loans after the closing
   "Description of the Certificates        date will be available on the trust's
   --Distributions" and "--Allocation      monthly distribution reports on Form
   of Losses" in this free writing         10-D. See "Reports to
   prospectus.                             Certificateholders" in the base
                                           prospectus.
MORTGAGE POOL
                                           Optional Termination of the Trust
The mortgage loans in the pool may
comprise a single loan group or may        On any distribution date on which the
be divided into two or more loan           aggregate scheduled principal balance
groups.                                    of the mortgage loans is less than
                                           10% of the aggregate unpaid principal
See "Appendix B" which is                  balance of the mortgage loans as of
incorporated in this free writing          the cut-off date, the depositor may,
prospectus for one or more pool            subject to certain conditions,
profiles of the mortgage loans             purchase all outstanding mortgage
expected to be included in the pool.       loans in the pool and thereby effect
In addition, see the preliminary           early retirement of the certificates.
mortgage loan file setting forth more      See "The Pooling and Servicing
detailed information on the                Agreement--Optional Termination;
individual expected characteristics        Optional Purchase of Mortgage Loans"
of the mortgage loans to be included       in the base prospectus.
in the mortgage pool, which has been
filed by the depositor with the SEC.       DISTRIBUTIONS OF PRINCIPAL AND
See "Description of the Mortgage           INTEREST TO CERTIFICATEHOLDERS
Loans" in this free writing
prospectus.                                On each distribution date the amount
                                           available for distribution on the
The mortgage loans in each loan group      certificates relating to each loan
will be the primary source of              group, which consists of those
distributions to the Class A               payments, recoveries, advances and
Certificates in the related group and      other receipts in respect of the
the source of all or a portion of the      mortgage loans in the loan group
distributions to the related Class B       which are available for distribution
Certificates.                              on such date, will be distributed
                                           generally in the following order of
In the event a group of Class B            priority:
Certificates provides subordination
for two or more groups of Class A             first, pro rata, to the holders of
Certificates, an additional source of         the Class A Certificates of the
distributions to a group of Class A           related group, in respect of
Certificates will be provided through         interest which they are entitled
cross-collateralization payments to           to receive on such distribution
the extent described herein.                  date;

Changes to Mortgage Pool                      second, to the holders of the
                                              Class A Certificates of the
The depositor may remove mortgage             related group in respect of
loans from the pool, or may make              principal which they are entitled
substitutions for certain mortgage            to receive on such distribution
loans, in advance of the closing              date;
date.
                                              third, to the holders of the
After the issuance of the                     related Class B Certificates in
certificates, the depositor may               numerical order beginning with the
purchase mortgage loans from the              Class B-1 Certificates in respect
trust estate that have become                 of interest and principal which
delinquent or which are required to           they are entitled to receive on
be transferred to the sponsor in              such distribution date; and
order to permit the sponsor to
exercise rights which it may have             fourth, to the residual
against the originator of the                 certificates, any remaining
mortgage loans. In addition, the              amounts.
depositor will be required to
repurchase or, at its election,            However, if you are purchasing a
during the two year period following       class of accrual certificates, you
the closing date, substitute for,          will not receive interest
mortgage loans as a result of              distributions with respect to your
breaches of representations or             certificates until either the
warranties or as a result of               principal balances of certain classes
defective documentation.                   of accretion directed certificates
                                           have been reduced to zero as
See "Description of the Mortgage           discussed under "Description of the
Loans--Mandatory Repurchase or             Certificates --Interest" in this free
Substitution of Mortgage Loans" and        writing prospectus or the principal
"--Optional Purchase of Mortgage           balances of the related Class B
Loans" in this free writing                Certificates
prospectus.

have been reduced to zero. Until           to receive on each distribution date
then, interest which would otherwise       and the amount each class of Class B
be distributed on your class of            Certificates is entitled to receive
accrual certificates will be added to      on each distribution date is
the principal balance of such class        described under "Description of the
of accrual certificates and will be        Certificates--Distributions" and
distributed instead as principal to        "--Principal (Including Prepayments)"
certain classes of accretion directed      in this free writing prospectus. The
certificates and such class of             allocation of principal among the
accrual certificates as specified          classes of Class A Non-PO
under "Description of the                  Certificates of a group will be
Certificates--Principal (Including         determined by the underwriter of the
Prepayments)" in this free writing         Class A Certificates.
prospectus.
                                           Credit Enhancement
In addition, the Class A-PO
Certificates of a group are entitled       The rights of the holders of each
to reimbursement for principal losses      class of Class B Certificates to
allocated to them from amounts             receive distributions will be
otherwise distributable as principal       subordinated to the rights of the
to the related Class B Certificates        holders of the related Class A
on such distribution date. See             Certificates to receive distributions
"Description of the                        and the holders of the classes of
Certificates--Principal (Including         related Class B Certificates, if any,
Prepayments)" in this free writing         with lower numerical designations to
prospectus.                                receive distributions.

The amount available for distribution      In general, the protection afforded
to certificateholders will not             the holders of more senior classes of
include amounts used to pay the            certificates by means of this
servicing fee and the master               subordination will be effected in two
servicing fee or amounts used to           ways:
reimburse the expenses of certain
transaction parties. Such fees will        o  by the preferential right of the
be paid on each distribution date             holders of such classes to
from interest payments received on            receive, prior to any distribution
the mortgage loans prior to any               being made on any distribution
distributions on the certificates.            date to the holders of the related
                                              more junior classes of
Interest Distributions                        certificates, the amounts of
                                              interest and principal due on the
An interest-bearing class will accrue         more senior classes of
interest for each interest accrual            certificates, other than amounts
period in an amount equal to:                 payable to the Class A-PO
                                              Certificates, as a reimbursement
o  1/12th of the pass-through rate            for realized losses, and, if
   for the class multiplied by the            necessary, by the right of such
   outstanding principal balance or           more senior holders to receive
   notional amount of such class on           future distributions on the
   the related distribution date              mortgage loans that would
   minus                                      otherwise have been allocated to
                                              the holders of the related more
o  the amount of certain interest             junior classes of certificates;
   shortfalls arising from the timing         and
   of prepayments on the mortgage
   loans and the application of the        o  by the allocation of the
   Servicemembers Civil Relief Act,           applicable Non-PO portion of any
   as it may be amended from time to          losses resulting from the
   time, or comparable state                  liquidation of defaulted mortgage
   legislation and interest losses            loans in the related loan group or
   allocated to the class as                  the bankruptcy of mortgagors of
   described under "Description of            mortgage loans in the related loan
   the Certificates--Interest" in             group to the related more junior
   this free writing prospectus.              classes of certificates in inverse
                                              order of seniority, until their
If a class of Class A Certificates            respective principal balances have
has no principal balance and is               been reduced to zero, prior to the
entitled to receive interest only,            allocation of such losses to the
that interest is calculated based on          more senior classes of
a notional amount. The notional               certificates (other than the Class
amount is generally equal to a                A-PO Certificates).
specified percentage of the principal
balance of another class or classes        Credit support for the Class A
of Class A Certificates.                   Certificates of a group (or all
                                           groups supported by a single group of
Principal Distributions                    Class B Certificates) is provided by
                                           subordination of the related Class B
The calculation of the aggregate           Certificates as follows:
amount of principal which the Class A
Certificates of a group are entitled

Subordination of Subordinated              evidenced by the related Class B
Certificates                               Certificates. This disproportionate
                                           allocation of prepayments and
  Priority of    Senior        ^           unscheduled principal receipts will
   Payment     ----------      |           "step down" over time unless
     |          Class B-1      |           specified delinquency and loss tests
     |         ----------      |           are not met. See "Description of the
     |          Class B-2      |           Certificates-Principal (Including
     |         ----------      |           Prepayments)--Calculation of Amount
     |          Class B-3      |           to be Distributed on the
     |         ----------      |           Certificates" and "Prepayment and
     |          Class B-4      |           Yield Considerations" in this free
     |         ----------      |           writing prospectus.
     |          Class B-5   Order of
     |         ----------     Loss         Principal losses on discount mortgage
     |          Class B-6   Alloca-        loans in a loan group will be
     v                       tion          allocated between the Class A-PO
                                           Certificates of the related group and
The approximate initial subordination      the related Class B Certificates
level for the senior certificates          based on the applicable PO portions
assuming they are supported by a           and non-PO portions of such mortgage
single group of Class B Certificates       loans. The Class A-PO Certificates
is set forth in Appendix B and             will be entitled to reimbursement for
represents the initial principal           such losses from amounts otherwise
balance of the classes of                  distributable as principal on the
certificates subordinate to the            related Class B Certificates, in
senior certificates as a percentage        reverse numerical order. After the
of the aggregate unpaid principal          principal balances of the related
balance of the mortgage loans as of        Class B Certificates have been
the cut-off date. The approximate          reduced to zero, the applicable
initial subordination level for each       non-PO portion of any principal
class of offered Class B Certificates      losses attributable to a loan group
is set forth in Appendix B and             will be allocated to the Class A
represents the initial principal           Non-PO Certificates of the related
balance of the classes of Class B          group. The principal portion of any
Certificates subordinate to such           losses borne by the Class A Non-PO
class as a percentage of the               Certificates of a group will be
aggregate unpaid principal balance of      shared pro rata by such classes of
the related mortgage loans as of the       Class A Non-PO Certificates based on
cut-off date. In the event the senior      their then-outstanding principal
certificates are divided into two or       balances (or, in the case of a class
more groups supported by more than         of accrual certificates, such class'
one group of Class B Certificates,         initial principal balance, if lower)
the subordination provided to any          and the interest portion of such
group of Class A Certificates by the       losses will be shared pro rata by the
related Class B Certificates and the       Class A Non-PO Certificates of a
subordination provided to each class       group based on interest accrued.
of offered Class B Certificates            However, the share of principal
should be obtained by the investor         losses allocated to a class of super
from the underwriter of the related        senior certificates will be borne by
offered certificates to the extent         the related class of super senior
not set forth in Appendix B.               support certificates, together with
                                           such class of super senior support
In addition, in order to increase the      certificates' own share of losses. To
period during which the principal          this extent, a class of super senior
balances of the related Class B            support certificates is subordinate
Certificates remain available as           to its related class or classes of
credit enhancement to the related          super senior certificates. See
Class A Certificates, a                    "Description of the
disproportionate amount of                 Certificates--Interest",
prepayments and unscheduled principal      "--Subordination of Class B
receipts with respect to the mortgage      Certificates" and "--Allocation of
loans of a loan group will be              Losses" in this free writing
allocated to the related Class A           prospectus.
Non-PO Certificates in the aggregate.
This allocation will accelerate the        If you are purchasing Class B
amortization of the related Class A        Certificates that support more than
Non-PO Certificates while, in the          one group of Class A Certificates,
absence of losses due to the               you should be aware that losses from
liquidation of defaulted mortgage          all the related loan groups will be
loans or losses resulting from the         allocated to your certificates before
bankruptcy of mortgagors, increasing       being borne by any of the related
the percentage interest in the             Class A Non-PO Certificates. If you
principal balance of the mortgage          are purchasing Class A Non-PO
loans in the related loan group            Certificates of a group and the
                                           related Class B Certificates support
                                           more than one group of Class A
                                           Certificates, you should be aware
                                           that if the mortgage loans in an
                                           unrelated loan group experience a
                                           disproportionate amount of losses,
                                           the principal
balances of the Class B Certificates       o  rate and timing of principal
may be reduced to zero sooner than            prepayments.
you anticipated, which increases the
likelihood that your Class A Non-PO        If you purchase offered certificates,
Certificates may experience losses.        your yield, absent shortfalls or
                                           losses, will primarily be a function
See "Description of the                    of the price paid and the rate and
Certificates--Distributions,"              timing of prepayments on the
"--Subordination of Class B                applicable mortgage loans.
Certificates" and "--Allocation of
Losses" in this free writing               o  If you purchase your certificate
prospectus.                                   at an amount equal to its unpaid
                                              principal balance--that is, at
EFFECTS OF PREPAYMENTS ON YOUR                "par" -- your effective yield will
INVESTMENT EXPECTATIONS                       approximate the pass-through rate
                                              on that certificate.
The rate of prepayments on the
mortgage loans in a loan group will        o  If you pay less or more than the
affect the investment performance of          unpaid principal balance of your
the related offered certificates.             certificate--that is, buy the
                                              certificate at a "discount" or
No one can predict the actual rate of         "premium," respectively--then your
prepayment of principal on the                effective yield will be higher or
mortgage loans.                               lower, respectively, than the
                                              pass-through rate on the
In deciding whether to purchase any           certificate, because such discount
offered certificates, you should make         or premium will be amortized over
an independent decision as to the             the life of the certificate.
appropriate prepayment assumptions to
use. If prepayments on the applicable      o  Any deviation in the actual rate
mortgage loans are higher or lower            of prepayments on the applicable
than you anticipate, the investment           mortgage loans from the rate you
performance of the related offered            assumed will affect the period of
certificates may vary materially and          time over which, or the rate at
adversely from your investment                which, any discount or premium
expectations.                                 will be amortized and,
                                              consequently, will cause your
Factors affecting the rate of                 actual yield to differ from that
prepayment on the mortgage loans and          which you anticipated.
the manner in which prepayments are
allocated among the classes of             The yield to maturity of classes
certificates are discussed in this         subordinated to other classes will be
free writing prospectus under              more sensitive to losses due to
"Description of the Certificates           liquidations of the related mortgage
--Principal (Including Prepayments)"       loans and the timing thereof than the
and "Prepayment and Yield                  classes to which they are
Considerations."                           subordinated.

The actual yield on your certificates      If you are purchasing super senior
may not be equal to the yield you          support certificates, which are
anticipated at the time of purchase.       subordinate to the related super
In addition, even if the actual yield      senior certificates, after the
is equal to the yield you anticipated      related Class B Certificates are no
at the time of purchase, the total         longer outstanding, you should
return on investment you expected or       consider the effect of this increased
the expected weighted average life of      sensitivity to losses on your yield
your certificates may not be               to maturity.
realized. These effects are
summarized below.                          A slower than anticipated rate of
                                           principal payments on the applicable
Yield                                      mortgage loans (or the applicable
                                           discount mortgage loans, in the case
The actual yield on your certificates      of a class of Class A-PO
depends on the:                            Certificates) will have a negative
                                           effect on the yield to maturity of
o  pass-through rate, if any;              certificates purchased at a discount.

o  price paid;                             A faster than anticipated rate of
                                           principal payments on the applicable
o  absence or occurrence of interest       mortgage loans will have a negative
   shortfalls or losses;                   effect on the yield to maturity of
                                           certificates purchased at a premium
o  absence or occurrence of principal      or interest only certificates. A
   losses; and                             rapid rate of principal payments on
                                           the applicable mortgage loans could
                                           result in the loss of all or part of
                                           the initial investment.

Reinvestment Risk                          average life of a certificate. High
                                           rates of prepayment may result in the
As stated above, if you purchase an        shortening of the weighted average
offered certificate at par,                life of a certificate.
fluctuations in the rate of
distributions of principal will            In general, if you purchase your
generally not affect your yield to         certificates at par and the weighted
maturity. However, the total return        average life of your certificates is
on your investment, even if you            extended beyond your anticipated time
purchase your certificates at par,         period, the market value of your
will be reduced if principal               certificates may be adversely
distributions received on your             affected even though the yield to
certificates cannot be reinvested at       maturity on your certificates is
a rate as high as the stated               unaffected.
pass-through rate or, in the case of
principal only or interest only            See "Prepayment and Yield
certificates, the expected yield.          Considerations" in this free writing
                                           prospectus.
You should consider the risk that
rapid rates of prepayments on the          FEDERAL INCOME TAX STATUS
mortgage loans may coincide with
periods of low prevailing market           For federal income tax purposes, the
interest rates. During periods of low      trust estate will be treated as one
prevailing market interest rates,          or more REMICs.
mortgagors may be expected to prepay
or refinance mortgage loans that           o  The offered certificates (other
carry interest rates significantly            than the residual certificates)
higher than then-current interest             and the classes of Class B
rates for mortgage loans.                     Certificates will constitute
Consequently, the amount of principal         "regular interests" in a REMIC and
distributions available to you for            will be treated as
reinvestment at such low prevailing           newly-originated debt instruments
interest rates may be relatively              for most federal income tax
large.                                        purposes.

Conversely, slow rates of prepayments      o  Generally, for a class of
on the mortgage loans may coincide            component certificates, each
with periods of high prevailing               component, rather than the class
market interest rates. During such            itself, will constitute a regular
periods, it is less likely that               interest in a REMIC.
mortgagors will elect to prepay or
refinance mortgage loans and,              o  The residual certificates will
therefore, the amount of principal            represent the sole "residual
distributions available to you for            interest" in each REMIC.
reinvestment at such high prevailing
interest rates may be relatively           You must report income received on
small.                                     your certificates as it accrues from
                                           distribution date to distribution
Weighted Average Life Volatility           date, even if it is before such
                                           income is distributed in cash to you.
One indication of the impact of
varying prepayment speeds on a             Certain classes of certificates may
security is the change in its              be issued with "original issue
weighted average life.                     discount." If your class of
                                           certificates is issued with original
o  The "weighted average life" of an       issue discount, you must report
   offered certificate (other than an      original issue discount income over
   interest only certificate) is the       the life of your certificate, often
   average amount of time that will        well before such income is
   elapse between the date of              distributed in cash to you. See
   issuance of the certificate and         "Federal Income Tax Considerations"
   the date on which each dollar in        in this free writing prospectus.
   reduction of the principal balance
   of the certificate is distributed       The residual certificates will not be
   to the investor.                        treated as debt instruments for
                                           federal income tax purposes. Instead,
o  The "weighted average life" of an       if you are a holder of a residual
   interest only certificate is the        certificate, you must include the
   average amount of time that will        taxable income or loss of each REMIC
   elapse between the date of              in determining your federal taxable
   issuance of the certificate and         income. You may have to use funds
   the date on which each dollar           other than distributions on your
   reduction in the notional amount        certificate to meet the tax
   of such certificate occurs.             liabilities resulting from the
                                           ownership of a residual certificate.
Low rates of prepayment on the
applicable mortgage loans may result       In addition, certain transfers of the
in the extension of the weighted           residual certificates may be
                                           disregarded for federal tax
purposes, with the transferor
continuing to have tax liabilities
for the transferred certificates. See
"Description of the
Certificates--Restrictions on
Transfer of the Residual
Certificates" and "Federal Income Tax
Considerations" in this free writing
prospectus and "Certain Federal
Income Tax Consequences--Federal
Income Tax Consequences for REMIC
Certificates" in the base prospectus.

ERISA CONSIDERATIONS

If you are a fiduciary of a
retirement plan or other employee
benefit plan or arrangement subject
to ERISA, the Internal Revenue Code
or any federal, state or local law
which is, to a material extent,
similar to ERISA or the Internal
Revenue Code, you should carefully
review with your legal advisors
whether the purchase or holding of
offered certificates could give rise
to a transaction prohibited or not
otherwise permissible under the rules
or regulations referred to above.

The residual certificates may not be
purchased by or transferred to a plan
or a person acting on behalf of or
investing the assets of a plan. See
"Description of the
Certificates--Restrictions on
Transfer of the Residual
Certificates" and "ERISA
Considerations" in this free writing
prospectus.

LEGAL INVESTMENT

o  The Class A and Class B-1
   Certificates will constitute
   "mortgage related securities" for
   purposes of the Secondary Mortgage
   Market Enhancement Act of 1984 as
   amended, so long as they are rated
   in one of the two highest rating
   categories by at least one
   nationally recognized statistical
   rating organization.

o  The Class B-2 and Class B-3
   Certificates will not constitute
   "mortgage related securities"
   under this act.

If your investment activities are
subject to legal investment laws and
regulations, regulatory capital
requirements or review by regulatory
authorities, you may be subject to
restrictions on investment in the
offered certificates and are
encouraged to consult your own legal,
tax and accounting advisors in
determining the suitability of and
consequences to you of the purchase,
ownership and disposition of the
offered certificates.

See "Legal Investment" in the base
prospectus.

                                   THE SPONSOR

   The Sponsor, Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company.

   See "The Sponsor," "The Sponsor's Mortgage Loan Programs," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the base prospectus for more information about the Sponsor, its securitization programs, underwriting criteria and procedures used to originate the Mortgage Loans and its material roles and duties in this securitization.

                             STATIC POOL INFORMATION

   Information concerning the Sponsor's prior residential mortgage loan securitizations of the same asset type as the Mortgage Loans is available on the internet as set forth previously in this free writing prospectus.

   Static pool performance may have been affected by various factors relating to the underlying borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, static pool performance may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of housing prices, the level of interest rates and changes in mortgage loan product features. In addition, changes over time in servicing practices or variations in mortgage loan underwriting guidelines or the application of such guidelines may affect the static pool performance. See "The Sponsor's Mortgage Loan Programs--Mortgage Loan Underwriting" in the base prospectus. Regional economic conditions (including declining real estate values) may particularly affect delinquency and cumulative loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. The historical pool performance information contained in the static pool reports may be attributable to factors such as those described above, although there can be no assurance as to whether this information is the result of any particular factor or a combination of factors. Due to all of these factors, the Sponsor's static pool performance data may not be indicative of the future performance of the Mortgage Loans.

   For additional information concerning static pool information, see "Static Pool Information" in the base prospectus.

                                  THE DEPOSITOR

   Wells Fargo Asset Securities Corporation (the "Depositor") is a direct, wholly owned subsidiary of Wells Fargo Bank and an indirect, wholly owned subsidiary of Wells Fargo & Company. The Depositor was incorporated in the State of Delaware on March 28, 1996 as Norwest Asset Securities Corporation. On April 7, 2000, Norwest Integrated Structured Assets, Inc., an affiliate of the Depositor, was merged into and with the Depositor. On April 17, 2000, the Depositor changed its name from Norwest Asset Securities Corporation to Wells Fargo Asset Securities Corporation.

   The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities and home equity asset-backed pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

   The Depositor will have limited obligations and rights under the Pooling and Servicing Agreement after the Closing Date, including, but not limited to, repurchasing or substituting Mortgage Loans due to breaches of representations and warranties or as a result of defective documentation, repurchasing at its option certain Mortgage Loans that have become delinquent, repurchasing Mortgage Loans that are required to be transferred to the Sponsor in order to permit the Sponsor to exercise rights that it may have against the originator of the Mortgage Loans or, in the circumstances described in the prospectus under "The Pooling and Servicing Agreement--Termination; Optional Purchase of Mortgage Loans," repurchasing all of the Mortgage Loans.

   The Depositor maintains its principal office at 7430 New Technology Way, Frederick, Maryland 21703. Its telephone number is (301) 846-8881.

   See "The Depositor" in the base prospectus for more information about the Depositor.

                                 THE ISSUING ENTITY

   The Issuing Entity will be a New York common law trust (the "Trust"), formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the Trust under the Pooling and Servicing Agreement. The Trust will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Issuing Entity will be December 31. The Trust will be administered by the Trustee and the Master Servicer pursuant to the terms of the Pooling and Servicing Agreement.

                                   THE TRUSTEE

   U.S. Bank National Association ("U.S. Bank") or HSBC Bank USA, National Association ("HSBC") will act as trustee (either in such capacity, the "Trustee") under the Pooling and Servicing Agreement.

   The Trustee has limited administrative responsibilities under the terms of the Pooling and Servicing Agreement. The Trustee is not responsible for securities administration, does not monitor access to and activity in the Certificate Account or compliance with covenants in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee will be required to make Periodic Advances to the limited extent described herein with respect to the Mortgage Loans serviced by Wells Fargo Bank if Wells Fargo Bank, as Servicer, fails to make a Periodic Advance required by the related Wells Fargo Underlying Servicing Agreement. See "Description of the Certificates --Periodic Advances" herein.

   The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located. In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion of the Trust in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

   See "The Pooling and Servicing Agreement--The Trustee" in the base prospectus for more information about the Trustee and its obligations and rights (including the right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

                               THE MASTER SERVICER

   The Corporate Trust Services division of Wells Fargo Bank will act as master servicer (the "Master Servicer") of the Mortgage Loans and, in that capacity, will supervise the servicing of the Mortgage Loans, cause the Mortgage Loans to be serviced in the event a Servicer (other than Wells Fargo Bank) is terminated and a successor servicer is not appointed, provide certain reports to the Certificateholders regarding the Mortgage Loans and the Certificates and make Periodic Advances to the limited extent described herein. See "Description of the Certificates--Periodic Advances" herein. As of the date of this free writing prospectus, the Master Servicer has not failed to make any required Periodic Advance with respect to any issuance of residential mortgage backed securities.

   In addition, the Master Servicer will be responsible for securities administration of the Trust. In such capacity, the Master Servicer is responsible for pool performance calculation, distribution calculations, the preparation of monthly distribution reports and the preparation of tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D (based on information included in the monthly distribution date statements), annual reports on Form 10-K and certain annual reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust.

   Under the Pooling and Servicing Agreement, any good faith interpretation of the Master Servicer of any provisions of the Pooling and Servicing Agreement relating to the distributions to be made on or the allocation of any losses to the Certificates which the Master Servicer concludes are ambiguous or unclear will be binding on Certificateholders.

   See "The Sponsor" in the base prospectus for more information about Wells Fargo Bank and "The Master Servicer" in the base prospectus for more information about Wells Fargo Bank in its capacity as Master Servicer.

                                  THE PAYING AGENT

   The Corporate Trust Services division of Wells Fargo Bank will also act as paying agent (the "Paying Agent") under the Pooling and Servicing Agreement. The Paying Agent is responsible for making distributions to Certificateholders. The Paying Agent will establish and maintain a payment account which will be a trust account and which may be the Certificate Account for so long as the Master Servicer is also acting as the Paying Agent (the "Payment Account"). On each Distribution Date or, if Wells Fargo is no longer acting as Paying Agent, on the business day prior to each Distribution Date, the Master Servicer will deposit funds from the Certificate Account into the Payment Account. The Paying Agent will make payments to Certificateholders with the funds in the Payment Account on the related Distribution Date.

   See "The Sponsor" in the base prospectus for more information about Wells Fargo Bank.

                                    THE SERVICER

   As of the Closing Date, the Sponsor will, and one or more other entities (each, a "Servicer") may, provide customary servicing functions for the Mortgage Loans. As of the Closing Date, the Sponsor, as Servicer, will service all or a significant portion of the Mortgage Loans in accordance with the terms of the servicing agreement, dated the Closing Date (the "Wells Fargo Underlying Servicing Agreement") between the Master Servicer and the Sponsor, as Servicer. Although not known at the date of this free writing prospectus, there may be other Servicers servicing the Mortgage Loans, including other Servicers servicing 10% or more of the Mortgage Loans. The rights to enforce a Servicer's obligations under the applicable Underlying Servicing Agreement with respect to the related Mortgage Loans will be assigned to the Trustee for the benefit of Certificateholders. Among other things, a Servicer is obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. As of the date of this free writing prospectus, the Sponsor, as Servicer, has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

   A Servicer may perform any of its obligations under the applicable Underlying Servicing Agreement through one or more subservicers. The Sponsor, as Servicer, has not engaged any subservicers as of the date of this free writing prospectus. Despite the existence of subservicing arrangements, a Servicer will be liable for its servicing duties and obligations under the Underlying Servicing Agreement as if that Servicer alone were servicing the Mortgage Loans.

   See "The Sponsor," "Servicing of the Mortgage Loans--The Servicers," "--Servicing Experience and Procedures of Wells Fargo Bank" and "The Pooling and Servicing Agreement" in the base prospectus for more information about the Sponsor, as Servicer, the Sponsor's servicing experience, its servicing procedures and its obligations under the Pooling and Servicing Agreement.

   See "Servicing of the Mortgage Loans" in the base prospectus.

                                  THE CUSTODIAN

   The Corporate Trust Services division of Wells Fargo Bank will act as custodian (the "Custodian") for the Mortgage Files pursuant to the custodial agreement, dated the Closing Date (the "Custodial Agreement") among the Trustee, the Depositor, the Master Servicer and the Custodian. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.

   The Custodian will be responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. The Custodian will segregate the Mortgage Files by boarding each in an electronic tracking system, which identifies the owner of the Mortgage File and the Mortgage File's specific location in the Custodian's vault.

   See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" in the base prospectus for more information about the Custodian and its obligations and rights (including its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

                            ROLES OF WELLS FARGO BANK

   As discussed herein, Wells Fargo Bank is the Sponsor and will act as the Custodian, the Master Servicer, the Paying Agent, a significant Servicer and a significant originator with respect to the Mortgage Loans. Even though Wells Fargo Bank will be acting in these multiple capacities, it is expected that with respect to the functions of Master Servicer, Paying Agent and Custodian, on the one hand, and Servicer, on the other, different divisions within Wells Fargo Bank, acting through different personnel, will be performing these functions. See "Summary Information-Affiliations" in this free writing prospectus.

                         DESCRIPTION OF THE CERTIFICATES

General

   The Issuing Entity will issue the series of Mortgage Pass-Through Certificates set forth on the cover hereof (the "Certificates") on the Closing Date.

   The Certificates will consist of three or more classes of senior certificates (the "Class A Certificates") and six or more classes of junior certificates (the "Class B Certificates" or "Subordinated Certificates"). One or more Classes of Class A Certificates may be comprised of two or more components (each, a "Component"). The Class A Certificates (or in the case of Component Certificates, the Components) may comprise one group or may be divided into two or more groups (each, a "Group"). The Class B Certificates may comprise one group or may be divided into two or more groups. Each group of Class B Certificates will consist of six Classes of Class B Certificates designated "1" through "6" for each group. Each group of the Class B Certificates will provide subordination for one or more Groups of Class A Certificates. A group of Class B Certificates is related to the Group or Groups of Class A Certificates which it supports. The Class A Certificates (other than the Class A-PO Certificates) are referred to herein as the "Class A Non-PO Certificates." Only the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates are being offered through this free writing prospectus (the "Offered Certificates").

   The Components of a Class of Component Certificates are not severable. Each Component of a Class may have different principal and/or interest characteristics. The discussions herein of the characteristics of a Class of Class A Certificates is equally applicable to a Component with the same characteristics.

Book-Entry Certificates

   Persons acquiring beneficial ownership interests in Book-Entry Certificates will hold such Certificates through The Depository Trust Company (in the United States), or Clearstream or Euroclear (in Europe) under certain circumstances as more fully described in the base prospectus under "Description of the Certificates--Book Entry Form."

Distributions

   On each Distribution Date, the Paying Agent will make monthly distributions of interest and in reduction of Principal Balance to holders of each Class of Certificates, to the extent of each Class's entitlement thereto. Distributions will be made on each Distribution Date to holders of record (which, in the case of the Book-Entry Certificates, will be Cede, as nominee for DTC) at the close of business on the Record Date. The "Record Date" is generally the last business day of the preceding month. For certain classes of Class A Certificates it may be the business day preceding such Distribution Date.

   The aggregate amount available for distribution to the Class A Certificates of a Group on each Distribution Date will be the Pool Distribution Amount for the related Loan Group. Each group of Class B Certificates will receive distributions from one or more Pool Distribution Amounts depending on whether such group supports one or more Groups of Class A Certificates. The "Pool Distribution Amount" for a Loan Group for a Distribution Date will be the sum of:

   (i) all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any), and interest on or in respect of the Mortgage Loans in the Loan Group received by the Master Servicer, including without limitation any related insurance proceeds, any proceeds received as a result of a substitution of a Mortgage Loan in the Loan Group and the proceeds of any purchase of a related Mortgage Loan in the Loan Group for breach of a representation or warranty or the sale of a Mortgaged Property by a Servicer in connection with the liquidation of the related Mortgage Loan in the Loan Group on or prior to the Remittance Date in the month in which such Distribution Date occurs;

   (ii) all Periodic Advances made with respect to a Mortgage Loan in the Loan Group; and

   (iii) all other amounts with respect to a Mortgage Loan in the Loan Group (including any insurance proceeds and Compensating Interest) placed in the Certificate Account by any Servicer on or before the Remittance Date or by the Master Servicer on or before the Distribution Date pursuant to the Pooling and Servicing Agreement, but excluding the following:

      (a) amounts received as late payments of principal or interest with respect to Mortgage Loans in the Loan Group as to which one or more unreimbursed Periodic Advances has been made;

      (b) those portions of each payment of interest on a particular Mortgage Loan in the Loan Group which represent (i) the applicable Servicing Fee, (ii) the Master Servicing Fee and (iii) the Fixed Retained Yield, if any;

      (c) all amounts with respect to Mortgage Loans in the Loan Group representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

      (d) all Unscheduled Principal Receipts with respect to Mortgage Loans in the Loan Group that were received by the Servicers after the Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

      (e) all repurchase proceeds with respect to the Mortgage Loans in the Loan Group repurchased by the Depositor on or following the Determination Date in the month in which such Distribution Date occurs and the excess of the unpaid principal balance of any Mortgage Loan in the Loan Group for which a Mortgage Loan was substituted over the unpaid principal balance of such substitute Mortgage Loan on or following the Determination Date in the month in which such Distribution Date occurs;

      (f) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Mortgage Loan in the Loan Group or proceeds of any Mortgaged Property with respect to Mortgage Loans in the Loan Group that becomes owned by the Trust Estate which represents (i) any unpaid Servicing Fee or Master Servicing Fee to which such Servicer or the Master Servicer, respectively, is entitled,
   (ii) any unpaid Fixed Retained Yield or (iii) any unreimbursed Periodic Advances;

      (g) all amounts representing certain expenses reimbursable to the Master Servicer, any Servicer or the Trustee and other amounts permitted to be retained by the Master Servicer or any Servicer or withdrawn by the Master Servicer from the Certificate Account pursuant to the Pooling and Servicing Agreement;

      (h) reinvestment earnings on payments received in respect of the Mortgage Loans in the Loan Group or on other amounts on deposit in the Certificate Account;

      (i) Liquidation Profits with respect to Mortgage Loans in the Loan Group;

      (j) Month End Interest with respect to Mortgage Loans in the Loan Group;
   and

      (k) amounts reimbursable to a Servicer for PMI Advances with respect to Mortgage Loans in the Loan Group.

      See "Description of the Certificates--Distributions to Certificateholders" in the base prospectus.

   Each Servicer is required to deposit in the Certificate Account by the Remittance Date certain amounts in respect of the Mortgage Loans as set forth in the base prospectus under "Servicing of the Mortgage Loans --Payments on Mortgage Loans." The Master Servicer is required to cause to be remitted to the Payment Account on or prior to the Distribution Date any payments constituting part of the Pool Distribution Amount that are received by the Master Servicer or are required to be made with the Master Servicer's own funds. Except as described below under "-- Periodic Advances," neither the Master Servicer nor the Paying Agent is obligated to remit any amounts which a Servicer was required but failed to deposit in the Certificate Account.

   On each Distribution Date, the Pool Distribution Amount for a Loan Group will be allocated among the Classes of Class A Certificates of the related Group and the related Class B Certificates and distributed to the holders thereof of record as of the related Record Date as follows (the "Pool Distribution Amount Allocation"):

      first, to the Classes of Class A Certificates of the Group, in an aggregate amount up to the sum of their Interest Accrual Amounts with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to a Class of Accrual Certificates pursuant to this provision will be distributed in reduction of the Principal Balances of certain Classes of Accretion Directed Certificates and that Class of Accrual Certificates;

      second, to the Classes of Class A Certificates of the Group in an aggregate amount up to the sum of their Unpaid Interest Shortfall Amounts; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest shortfalls to a Class of Accrual Certificates pursuant to this provision will be distributed in reduction of the Principal Balances of certain Accretion Directed Certificates and that Class of Accrual Certificates;

      third, concurrently, pro rata, to (A) the Class A Non-PO Certificates of the Group, based on and up to the Class A Non-PO Optimal Principal Amount, and (B) the Class A-PO Certificates of the Group, based on and up to the Class A-PO Optimal Principal Amount;

      fourth, to the Class A-PO Certificates of the Group in an amount up to the Class A-PO Deferred Amount, but only from amounts otherwise distributable (without regard to this priority) to the related Classes of Class B Certificates in reverse order of priority from their respective Class B Principal Distribution Amounts; and

      fifth, sequentially to the related group of Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates so that each such Class shall receive (A) first, an amount up to its Interest Accrual Amount with respect to such Distribution Date, (B) then, an amount up to its previously unpaid Interest Shortfall Amounts and (C) finally, an amount up to its Class B Optimal Principal Amount before any Classes of Class B Certificates of the group with higher numerical designations receive any payments in respect of interest or principal; provided, however, that the amount distributable pursuant to this priority fifth clause (C) to any Classes of Class B Certificates will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class A-PO Deferred Amounts for the related Group or Groups in accordance with priority fourth above.

   The undivided percentage interest (the "Percentage Interest") represented by any Offered Certificate of a Class will generally be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Principal Balance or notional amount of such Class.

Interest

   Each interest-bearing Class of Certificates will be entitled, on each Distribution Date, to an amount of interest the "Interest Accrual Amount" that equals (a) the product of (i) 1/12th of the Pass-Through Rate for such Class and
(ii) the outstanding Principal Balance or notional amount of such Class minus
(b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class,
(ii) any Relief Act Shortfall allocable to such Class and (iii) in the case of the Class A Certificates, the interest portion of any Realized Losses allocable to such Class on or after the applicable Subordination Depletion Date.

   The Interest Accrual Amount for a Class of Component Certificates will equal the Interest Accrual Amounts of its Components.

   If a Class of Class A Certificates has no Principal Balance and is entitled to receive interest only, that interest is calculated based on a notional amount. The notional amount is generally equal to a specified percentage of the Principal Balance of another Class or Classes of Class A Certificates.

   Interest on each Class of Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   The "Pass-Through Rate" for a group of Class B Certificates supporting one Group of Class A Certificates will be a per annum or the equal to the Deal Rate. The Pass-Through Rate for a group of Class B Certificates supporting two or more Groups of Class A Certificates will be a per annum rate equal to (i) the weighted average (based on the Group Subordinate Amounts) of the Deal Rates of the Groups or (ii) if the Deal Rate for each Group is the same, the Deal Rate. The Pass-Through Rate for each Class of Class A Certificates will be determined by the underwriter for the Class A Certificates.

   The Class A-PO Certificates are not entitled to any payments of interest and are Principal Only Certificates. Certain other Classes of Class A Certificates may be Principal Only Certificates.

   The "Group Subordinate Amount" with respect to any Loan Group is equal to the excess of the Pool Balance (Non-PO Portion) for such Loan Group over the Class A Non-PO Principal Balance of the related Group of Class A Certificates.

   Subject to the adjustment described below, the "Principal Balance" of a Class of Certificates as of any date will generally be the principal balance of such Class on the date of initial issuance of the Certificates, plus, in the case of a Class of Accrual Certificates, any applicable Accrual Distribution Amounts, less all amounts previously distributed on such Class in reduction of the principal balance of such Class on prior Distribution Dates including, in the case of a Class of Class B Certificates, any payments in respect of the Class A-PO Deferred Amounts made from principal otherwise distributable to such Class of Class B Certificates. The Principal Balance of a Class of Component Certificates will equal the sum of the Principal Balances of its Components.

   After distributions of principal have been made on a Distribution Date, the Principal Balances of the Certificates will be adjusted. The Principal Balance of the Class A-PO Certificates of a Group will be adjusted to equal the Adjusted Pool Amount (PO Portion) for the related Loan Group. For a group of Class B Certificates supporting one Group of Class A Certificates, the Principal Balance of the most subordinate Class of Class B Certificates then outstanding will be adjusted so that the Aggregate Non-PO Principal Balance will be equal to the Adjusted Pool Amount (Non-PO Portion) for the related Loan Group. For a group of Class B Certificates supporting two or more Groups of Class A Certificates, the Principal Balance of the most subordinate Class of Class B Certificates then outstanding will be adjusted so that the Aggregate Non-PO Principal Balance will be equal to the Adjusted Pool Amounts (Non-PO Portion)) for the related Loan Groups. After the applicable Subordination Depletion Date, the Principal Balances of the Class A Non-PO Certificates of a Group will be adjusted to equal the Adjusted Pool Amount (Non-PO Portion) for the related Loan Group. See "--Allocation of Losses" below.

   Notwithstanding the foregoing, the Principal Balance of a Class may not be increased such that it exceeds the initial Principal Balance of such Class (plus any applicable Accrual Distribution Amounts previously added to the Principal Balance of a Class of Accrual Certificates) less all amounts previously distributed on such Class in reduction of the Principal Balance thereof.

   A Recovery with respect to a loss on a Mortgage Loan in a Loan Group will be treated as a principal prepayment and will result in a payment of principal to one or more corresponding then-outstanding related Classes of Certificates. A Class will cease to be entitled to any distribution after its Principal Balance is reduced to zero for any reason. It is possible that such payment will not be made to the Class that originally bore the loss. Further, even though a Class may have previously had its Principal Balance reduced as a result of a loss for which there is later a Recovery, that Class will not be entitled to any interest on the amount of such reduction. Because a Recovery results in a payment of principal to certain Classes without a corresponding decrease in the related Adjusted Pool Amount (Non-PO Portion) or Adjusted Pool Amount (PO Portion), the Principal Balance of the most subordinate related Class then outstanding (which may not be the Class that originally bore the loss if such Class is no longer outstanding) or the applicable Class A-PO Certificates may be increased or such Principal Balance may be decreased by a lesser amount than would otherwise be the case based on any Realized Losses allocable to such Class.

   The "Class A Principal Balance" of a Group as of any date will be equal to the sum of the Principal Balances of the Classes of Class A Certificates of the Group as of such date.

   The "Class A Non-PO Principal Balance" of a Group as of any date will be equal to the sum of the Principal Balances of the Classes of Class A Non-PO Certificates of the Group as of such date.

   The "Class B Principal Balance" of a group of Class B Certificates supporting one or more Groups as of any date will be equal to the sum of the Principal Balances of the Classes of Class B Certificates of the group as of such date.

   With respect to Classes of Certificates where one group of Class B Certificates supports one Group of Class A Certificates, the "Aggregate Principal Balance" of those Certificates as of any date will be equal to the Class A Principal Balance of such Group of Class A Certificates and the Class B Principal Balance of such group of Class B Certificates. With respect to Classes of Certificates where one group of Class B Certificates supports two or more Groups of Class A Certificates, the Aggregate Principal Balance of those Certificates as of any date will be equal to the sum of the Class A Principal Balances of such Groups of Class A Certificates and the Class B Principal Balance of such group of Class B Certificates as of such date.

   With respect to Classes of Certificates where one group of Class B Certificates supports one Group of Class A Certificates, the "Aggregate Non-PO Principal Balance" of those Certificates as of any date will be equal to the Class A Non-PO Principal Balance of such Group of Class A Certificates and the Class B Principal Balance of such group of Class B Certificates. With respect to Classes of Certificates where one group of Class B Certificates supports two or more Groups of Class A Certificates, the Aggregate Non-PO Principal Balance of those Certificates as of any date will be equal to the sum of the Class A Non-PO Principal Balances of such Groups of Class A Certificates and the Class B Principal Balance of such group of Class B Certificates as of such date.

   With respect to any Distribution Date and each Loan Group, the "Adjusted Pool Amount" will equal the aggregate unpaid principal balance of the Mortgage Loans in the Loan Group as of the Cut-Off Date minus the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loans (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the applicable Unscheduled Principal Receipt Period for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on such Mortgage Loans from the Cut-Off Date through the end of the period which corresponds to the applicable Unscheduled Principal Receipt Period for principal prepayments in full for such Distribution Date.

   With respect to any Distribution Date and each Loan Group, the "Adjusted Pool Amount (PO Portion)" will equal the sum as to each Mortgage Loan in the Loan Group outstanding as of the Cut-Off Date of the product of

(A) the PO Fraction for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-Off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loan for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the applicable Unscheduled Principal Receipt Period for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on such Mortgage Loan from the Cut-Off Date through the end of the period which corresponds to the applicable Unscheduled Principal Receipt Period for principal prepayments in full for such Distribution Date.

   With respect to any Distribution Date and each Loan Group, the "Adjusted Pool Amount (Non-PO Portion)" will equal the Adjusted Pool Amount of the Loan Group less the Adjusted Pool Amount (PO Portion) of the Loan Group.

   The "Net Mortgage Interest Rate" on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related mortgage note minus the sum of (i) the applicable Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the Fixed Retained Yield rate, if any, for such Mortgage Loan. See "Pooling and Servicing Agreement--Fixed Retained Yield" herein.

   As to any Distribution Date and Classes of Certificates where one group of Class B Certificates supports one Group of Class A Certificates, Prepayment Interest Shortfalls in respect of the related Loan Group, to the extent that they exceed Compensating Interest in respect of such Loan Group, and Curtailment Interest Shortfalls in respect of such Loan Group are referred to herein as "Non-Supported Interest Shortfalls" and will be allocated to (i) the Class A Certificates of the related Group according to the percentage obtained by dividing the Class A Non-PO Principal Balance of such Group by the applicable Aggregate Non-PO Principal Balance and (ii) the Class B Certificates of such group according to the percentage obtained by dividing the Class B Principal Balance of such group by the applicable Aggregate Non-PO Principal Balance. As to any Distribution Date and Classes of Certificates where one group of Class B Certificates supports two or more Groups of Class A Certificates, Prepayment Interest Shortfalls in respect of the related Loan Groups in the aggregate, to the extent that they exceed Compensating Interest, and Curtailment Interest Shortfalls in respect of such Loan Groups in the aggregate are referred to herein as "Non-Supported Interest Shortfalls" and will be allocated to (i) the Class A Certificates according to the percentage obtained by dividing the sum of the Class A Non-PO Principal Balances of such Groups by the applicable Aggregate Non-PO Principal Balance and (ii) the related Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance of such Class B Certificates by the applicable Aggregate Non-PO Principal Balance. Such allocation of Non-Supported Interest Shortfalls will reduce the amount of interest due to be distributed to holders of Certificates then entitled to distributions in respect of interest. Any such reduction in respect of interest allocated to the Class A Certificates of the related Group or Groups will be allocated among the Classes of Class A Certificates of such Group or Groups, pro rata, on the basis of their respective Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date. Any such reduction in respect of interest allocated to the related Class B Certificates will be allocated among such Classes of Class B Certificates, pro rata, on the basis of their respective Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

   Any interest shortfalls arising from Unscheduled Principal Receipts in full that are not Prepayments in Full and any other interest shortfalls arising from Unscheduled Principal Receipts, other than Curtailments, will be borne first by the related Classes of Class B Certificates in reverse numerical order and then pro rata by the Class A Certificates of the related Group or Groups, based on interest accrued. See "--Subordination of Class B Certificates" herein. After the applicable Subordination Depletion Date, all interest shortfalls arising from the timing of receipt of Unscheduled Principal Receipts, other than Prepayment Interest Shortfalls covered by Compensating Interest, will be treated as Non-Supported Interest Shortfalls and allocated in reduction of interest accrued on the Class A Certificates.

   See "Description of the Certificates--Distributions to Certificateholders--Distributions of Interest" in the base prospectus for a discussion of Prepayment Interest Shortfalls, Curtailment Interest Shortfalls and Compensating Interest.

   Any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Servicemembers Civil Relief Act, as it may be amended from time to time, or comparable state legislation ("Relief Act Shortfalls") will be allocated among the applicable Class A Certificates and applicable Class B Certificates in the same manner as Non-Supported Interest Shortfalls.

   Allocations of the interest portion of Realized Losses with respect to the Mortgage Loans in a Loan Group first to the related Classes of Class B Certificates in reverse numerical order will result from the priority of distributions first to the holders of the related Class A Certificates and then to the holders of the related Classes of Class B Certificates in numerical order of the Pool Distribution Amounts as described above under "--Distributions."

   On each Distribution Date on which the amount available to be distributed in respect of interest on a Class of Certificates pursuant to the Pool Distribution Amount Allocation is less than such Class's Interest Accrual Amount, the amount of any such deficiency (as to each Class, an "Interest Shortfall Amount") will be added to the amount of interest distributable to such Class on subsequent Distribution Dates, but only for so long as such Class's Principal Balance or notional amount is greater than zero. No interest will accrue on any Interest Shortfall Amounts.

   Under certain circumstances, where one group of Class B Certificates supports two or more Groups of Class A Certificates the unpaid Interest Shortfall Amounts for such Groups of Class A Certificates will be payable from amounts otherwise distributable as principal on the Class B Certificates in reverse order of priority. See "--Cross-Collateralization" below.

   Prior to the applicable Accretion Termination Date, interest in an amount equal to the Interest Accrual Amount for a Class of Accrual Certificates will accrue on such Class, but such amount will not be distributed as interest to such Class until such Accretion Termination Date. Prior to such time, an amount equal to the accrued and unpaid interest on such Class will be added to the Principal Balance thereof and distributed to certain Accretion Directed Certificates and that Class of Accrual Certificates. The "Accretion Termination Date" will be the Distribution Date on which the Class of Accrual Certificates begins to receive payments of interest.

Principal (Including Prepayments)

   The principal balance of a Certificate (other than an Interest Only Certificate) at any time is equal to the product of the related Class's Principal Balance and such Certificate's Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Certificate (other than interest added to the Principal Balance of a Class of Accrual Certificates) and (ii) in the case of the Residual Certificates, any additional amounts to which the holders of such Certificates may be entitled as described below under "--Additional Rights of the Residual Certificateholders") to which the holders thereof are entitled from the cash flow on the Mortgage Loans at such time and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Certificate.

   Calculation of Amount to be Distributed on the Certificates

   Distributions in reduction of the Principal Balance of the Class A Non-PO Certificates of each Group will be made on each Distribution Date pursuant to the Pool Distribution Amount Allocation, in an aggregate amount equal to the Class A Non-PO Principal Distribution Amount for the Group with respect to such Distribution Date and any Accrual Distribution Amounts for the Classes of Accrual Certificates of the Group with respect to such Distribution Date. The allocation of the Class A Non-PO Principal Distribution Amount for the Group among the Classes of Class A Non-PO Certificates of the Group will be determined by the underwriter of the Class A Certificates.

   The "Accrual Distribution Amount" with respect to any Distribution Date and any Class of Accrual Certificates will be equal to the sum of (i) the current interest allocated but not distributed to such Class of Accrual Certificates on such Distribution Date in accordance with priority first of the Pool Distribution Amount Allocation and (ii) the unpaid Interest Shortfall Amount allocated but not distributed to such Class of Accrual Certificates on such Distribution Date in accordance with priority second of the Pool Distribution Amount Allocation.

   The "Class A Non-PO Principal Distribution Amount" with respect to any Distribution Date and each Group will be equal to the amount distributed pursuant to priority third clause (A) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount for the Group.

   Distributions in reduction of the Principal Balance of the Class A-PO Certificates of a Group will be made on each Distribution Date in an aggregate amount equal to the Class A-PO Distribution Amount for the Group. The "Class A-PO Distribution Amount" with respect to a Group and any Distribution Date will be equal to the sum of (i) the amount distributed pursuant to priority third clause (B) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A-PO Optimal Principal Amount for the Group and (ii) the amount distributed pursuant to priority fourth of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A-PO Deferred Amount for the Group.

   Distributions in reduction of the Principal Balances of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates of a group will be made on each Distribution Date first to the Class B-1 Certificates of the group, second to the Class B-2 Certificates of the group, third to the Class B-3 Certificates of the group, fourth to the Class B-4 Certificates of the group, fifth to the Class B-5 Certificates of the group and then to the Class B-6 Certificates of the group, pursuant to priority fifth clause (C) of the Pool Distribution Amount Allocation, in an aggregate amount with respect to each such Class (each, a "Class B Principal Distribution Amount") up to the Class B Optimal Principal Amount for such Class.

      The "Class A Non-PO Optimal Principal Amount" for each Group, the "Class B Loan Group Optimal Principal Amount" for each Class of Class B Certificates with respect to each related Loan Group and the "Class A-PO Optimal Principal Amount" for each Group with respect to each Distribution Date will be an amount equal to the sum of:

      (I) for each outstanding Mortgage Loan in the related Loan Group (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) the product of:

      (A) (i) in the case of the Class A Non-PO Optimal Principal Amount and each Class B Loan Group Optimal Principal Amount, the Non-PO Fraction for such Mortgage Loan and (ii) in the case of the Class A-PO Optimal Principal Amount, the PO Fraction for such Mortgage Loan; and

      (B) the sum of:

         (i) the applicable Class Percentage of the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs;

         (ii) the applicable Class Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt, less the amount allocable to the principal portion of any unreimbursed advances in respect of such Mortgage Loan;

         (iii) the applicable Class Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Depositor, as described under the heading "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" herein; and

         (iv) the applicable Class Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such substitute Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such Mortgage Loan. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" in the base prospectus; and

      (II) in the case of the Class A-PO Certificates, the PO Fraction of each Recovery with respect to the related Loan Group in an aggregate amount not exceeding the Class A-PO Deferred Amount for the Group and in the case of the Class A Non-PO Certificates of the Group and each related Class of Class B Certificates, the applicable Class Prepayment Percentage of any Recoveries with respect to the related Loan Group not allocated to the Class A-PO Certificates of the Group.

   The "Class Percentage" will equal (i) the applicable Class A Percentage, in the case of the calculation of the Class A Non-PO Optimal Principal Amount for a Group; (ii) the applicable Class B Percentage, in the case of the calculation of the Class B Loan Group Optimal Principal Amount for a Class of Class B Certificates; and (iii) 100% in the case of the calculation of the Class A-PO Optimal Principal Amount for a Group.

   The "Class Prepayment Percentage" will equal (i) the applicable Class A Prepayment Percentage, in the case of the calculation of the Class A Non-PO Optimal Principal Amount for a Group; (ii) the applicable Class B Prepayment Percentage, in the case of the calculation of the Class B Loan Group Optimal Principal Amount for a Class of Class B Certificates; and (iii) 100% in the case of the calculation of the Class A-PO Optimal Principal Amount for a Group.

   The "Class B Optimal Principal Amount" for a Class of Class B Certificates is equal to the sum of the Class B Loan Group Optimal Principal Amounts for such Class.

      The "Class A-PO Deferred Amount" for a Group for any Distribution Date prior to the Subordination Depletion Date will equal the difference between:

      (A) the sum of:

            (i) the amount by which the Class A-PO Optimal Principal Amount for the Group for all prior Distribution Dates exceeds the amounts distributed to the Class A-PO Certificates of the Group on such prior Distribution Dates pursuant to priority third clause (B) of the Pool Distribution Amount Allocation; and

            (ii) the sum of the product for each Discount Mortgage Loan in the related Loan Group which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of:

                  (a) the PO Fraction for such Discount Mortgage Loan; and

                  (b) an amount equal to the principal portion of Realized
            Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Discount Mortgage Loan; and

      (B) the sum of:

            (i) the sum of the related Class A-PO Certificates' portion of Recoveries for such Distribution Date and prior Distribution Dates; and

            (ii) amounts distributed on the Class A-PO Certificates of the Group on prior Distribution Dates pursuant to priority fourth of the Pool Distribution Amount Allocation.

   On or after the Subordination Depletion Date, the Class A-PO Deferred Amount for a Group will be zero. No interest will accrue on any Class A-PO Deferred Amount.

   Class A-PO Deferred Amounts are payable only from amounts available to make principal distributions on the Class B Certificates. While the Class A Non-PO Certificates of a Group are outstanding, the related Class B Certificates will receive no distributions of principal with respect to Unscheduled Principal Receipts with respect to the related Loan Group or as a result of the repurchase of Mortgage Loans in such Loan Group by the Depositor for a period not less than five years. Amounts available to pay Class A-PO Deferred Amounts and the timing thereof will be affected by this factor.

   The Principal Balances of the Class A-PO Certificates will not be reduced by distributions of amounts representing Class A-PO Deferred Amounts.

   The principal distribution to the holders of a Class of Class B Certificates will be reduced on any Distribution Date on which (i) the Principal Balance of such Class of Class B Certificates would be reduced to zero as a result of principal distributions or allocation of losses and (ii) the Principal Balance of any related Class A Non-PO Certificates or any related Class of Class B Certificates with a lower numerical designation would be subject to reduction as a result of allocation of Realized Losses. The amount of any such reduction in the principal distributed to the holders of such Class of Class B Certificates will instead be distributed pro rata to the holders of any related Class (but not the Class A-PO Certificates) senior in priority to receive distributions in accordance with the Pool Distribution Amount Allocation.

   The "Non-PO Fraction" with respect to any Mortgage Loan will equal the Net Mortgage Interest Rate for such Mortgage Loan divided by the applicable Deal Rate, but will not be greater than 1.0.

   The "Pool Balance (Non-PO Portion)" for a Loan Group for any Distribution Date is the sum for each outstanding Mortgage Loan in the Loan Group of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan as of such Distribution Date.

   The "PO Fraction" with respect to any Mortgage Loan with a Net Mortgage Interest Rate less than the applicable Deal Rate (a "Discount Mortgage Loan"), will equal the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan. The PO Fraction with respect to each Mortgage Loan that is not a Discount Mortgage Loan (a "Premium Mortgage Loan") will be zero.

   The "Pool Balance (PO Portion)" for a Loan Group for any Distribution Date is the sum for each outstanding Mortgage Loan in the Loan Group of the product of
(i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan as of such Distribution Date.

   The "Class A Percentage" for a Group for any Distribution Date occurring on or prior to the Subordination Depletion Date is the percentage, which in no event will exceed 100%, obtained by dividing the Class A Non-PO Principal Balance for the Group as of such date (before taking into account distributions in reduction of Principal Balance on such date) by the Pool Balance (Non-PO Portion) for the related Loan Group.

   The "Class A Prepayment Percentage" for each Group and any Distribution Date prior to the 61st Distribution Date (or a later Distribution Date if required by any rating agency rating the Certificates based on a high concentration of Interest Only Mortgage Loans) will be 100% and thereafter will be the Class A Percentage for such Group for such Distribution Date plus the percentage of the applicable Subordinated Percentage for the applicable Loan Group indicated in the table below; provided, however, that if on any Distribution Date (i) where the related Class B Certificates support one Group, the Class A Percentage for such Group exceeds the initial Class A Percentage for such Group or (ii) where the related Class B Certificates support two or more Groups, the percentage, the numerator of which is equal to the sum of the Class A Non-PO Principal Balance for each Group supported by the Class B Certificates and the denominator of which is equal to the sum of the Pool Balance (Non-PO Portion) for each related Loan Group (the "Aggregate Class A Percentage") exceeds the initial Aggregate Class A Percentage, the Class A Prepayment Percentage for the Group in the case of clause (i) will equal 100% for such Distribution Date and the Class A Prepayment Percentage for each Group in the case of clause (ii) will equal 100% for such Distribution Date. See "Prepayment and Yield Considerations" herein and in the base prospectus. Notwithstanding the foregoing, no reduction of the level of the Class A Prepayment Percentage for any related Group will occur on any Distribution Date if the Delinquency and Loss Tests are not met.

   The Delinquency and Loss Tests for a Group of Class A Certificates where the Group is the only Group supported by the related Class B Certificates are calculated based solely on the Mortgage Loans in the related Loan Group and are determined as of any Distribution Date as to which any reduction in the Class A Prepayment Percentage for such Group applies. The Delinquency and Loss Tests for multiple Groups of Class A Certificates where the Groups are supported by the same Class B Certificates are calculated based on the aggregate of the Mortgage Loans in the related Loan Groups and are determined as of any Distribution Date as to which any reduction in the Class A Prepayment Percentage for any such Group applies.

   The "Delinquency and Loss Tests" with respect to any Distribution Date are met if (i) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the applicable Mortgage Loans that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) is less than 50% of the related Class B Principal Balance and (ii) cumulative Realized Losses with respect to the applicable Mortgage Loans are less than or equal to the percentages of the principal balance of the related Class B Certificates as of the Cut-Off Date (the "Original Class B Principal Balance") indicated in the table below.

                                                                   Percentage of
                                                                     Original
                                                  Percentage of      Class B
                                                  Subordinated      Principal
               Distribution Dates                  Percentage        Balance
--------------------------------------------------------------------------------
61st through 72nd                                     70%             30%
73rd through 84th                                     60%             35%
85th through 96th                                     40%             40%
97th through 108th                                    20%             45%
109th and each Distribution Date thereafter            0%             50%

   However, if required by any rating agency rating the Certificates because of a high concentration of Interest Only Mortgage Loans, the range of Distribution Dates for each percentage may begin and end with later Distribution Dates.

   If on any Distribution Date the allocation to the Class A Non-PO Certificates of a Group of full and partial principal prepayments and other amounts in the percentage required as described above would reduce the outstanding Class A Non-PO Principal Balance of the Group below zero, the Class A Prepayment Percentage for the Group for such Distribution Date will be limited to the percentage necessary to reduce the Class A Non-PO Principal Balance of the Group to zero.

   This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Non-PO Certificates of a Group while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans in the related Loan Group evidenced by the related Class B Certificates. Increasing the respective interest of the related Class B Certificates in a Loan Group relative to that of the Class A Non-PO Certificates of the related Group is intended to preserve the availability of the subordination provided by the Class B Certificates. See "--Subordination of Class B Certificates" below.

   The "Subordinated Percentage" for a Loan Group and any Distribution Date will be calculated as the difference between 100% and the Class A Percentage for the related Group for such date. The "Subordinated Prepayment Percentage" for a Loan Group and any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for the related Group for such date.

   The "Class B Percentage" and "Class B Prepayment Percentage" for a Class of Class B Certificates with respect to a related Loan Group and any Distribution Date will equal the portion of the Subordinated Percentage for the Loan Group and Subordinated Prepayment Percentage for the Loan Group, as the case may be, represented by the fraction the numerator of which is the Principal Balance for such Class of Class B Certificates and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates relating to such Loan Group entitled to principal distributions for such Distribution Date as described below. In the event that a Class of Class B Certificates is not entitled to principal distributions for such Distribution Date, the Class B Percentages and Class B Prepayment Percentages for such Class will be 0% with respect to such Distribution Date.

   In the event that on any Distribution Date the Current Fractional Interest of any Class of Class B Certificates is less than the Original Fractional Interest of such Class, then the Classes of Certificates that are subordinate to such Class will not be entitled to distributions in respect of principal and the Principal Balances of such subordinated Classes will not be used to determine the Class B Percentages and Class B Prepayment Percentages of the Classes of Class B Certificates that are senior to such subordinated Classes for such Distribution Date. The Class B-6 Certificates will not have original or current fractional interests which are required to be maintained as described above.

   The "Original Fractional Interest" of a Class of Class B Certificates is the percentage obtained by dividing the sum of the initial Principal Balances of the Classes of Certificates that are subordinate to such Class by the applicable initial Aggregate Non-PO Principal Balance. The Original Fractional Interest for a Class of Class B Certificates will equal the original subordination level for such Class. The "Current Fractional Interest" of a Class of Class B Certificates for any Distribution Date is the percentage obtained by dividing the sum of the Principal Balances of the Classes of Certificates that are subordinate to such Class by the applicable Aggregate Non-PO Principal Balance.

Cross-Collateralization

   Cross-collateralization is only applicable where two or more Groups of Class A Certificates are supported by one group of Class B Certificates. If cross-collateralization is applicable with respect to a group of Class B Certificates and the related Groups of Class A Certificates, the following discussion applies to such Class A and Class B Certificates.

   On each Distribution Date prior to the applicable Subordination Depletion Date but on or after the date on which the Principal Balances of the Class A Non-PO Certificates of a Group have been reduced to zero, amounts otherwise distributable as principal on the related Class B Certificates, in reverse order of priority, from their applicable Apportioned Class B Principal Distribution Amounts, will be paid as principal to the remaining Class A Non-PO Certificates in accordance with the payment priorities for the applicable Group determined by the underwriter of the Class A Certificates; provided that on such Distribution Date (a) the Aggregate Subordinated Percentage for such Distribution Date is less than a percentage determined in conjunction with the rating agencies representing the highest required level of subordination for any Group of Class A Certificates if there was not cross-collateralization, or (b) the average outstanding principal balance of the related Mortgage Loans delinquent 60 days or more over the last six months as a percentage of the Class B Principal Balance is greater than or equal to 100%. If the Class A Non-PO Certificates of two or more Groups remain outstanding, the distributions described above will be made to the Class A Non-PO Certificates of such Groups, pro rata in proportion to the aggregate Principal Balance of the Class A Non-PO Certificates of each such Group.

   With respect to each related Class of Class B Certificates and any Distribution Date, the "Apportioned Class B Principal Distribution Amount" will equal the product of (i) the applicable Class B Principal Distribution Amount less any amounts needed to pay any related Class A-PO Deferred Amounts and (ii) the applicable Apportionment Fraction.

   In the event the Principal Balances of the Class A Non-PO Certificates of a Group have been reduced to zero, the "Apportionment Fraction" for a related Class of Class B Certificates will equal a fraction the numerator of which is equal to the Class B Loan Group Optimal Principal Amount for the related Loan Group and the denominator of which is equal to the Class B Optimal Principal Amount.

   The "Aggregate Subordinated Percentage" at any time will equal the sum of the Principal Balances of the related Class B Certificates divided by the sum of the Pool Balance (Non-PO Portion) of the related Loan Groups.

   In addition, if on any Distribution Date the Class A Non-PO Principal Balance of a Group (after giving effect to distributions to be made on such Distribution
Date) is greater than the Adjusted Pool Amount (Non-PO Portion) of the related Loan Group (any such Group, the "Undercollateralized Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the related Class B Certificates, in reverse order of priority (other than amounts needed to pay any Class A-PO Deferred Amounts or unpaid Interest Shortfall Amounts as described below) will be paid as principal to the Class A Non-PO Certificates of the Undercollateralized Group in accordance with the payment priorities for the applicable Group determined by the underwriter of the Class A Certificates, until the aggregate Principal Balance of the Class A Non-PO Certificates of the Undercollateralized Group equals the Adjusted Pool Amount (Non-PO Portion) of the related Loan Group. In addition, the amount of any unpaid Interest Shortfall Amounts with respect to the Undercollateralized Group (including any Interest Shortfall Amount for such Distribution Date) will be paid to the Undercollateralized Group prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the related Class B Certificates, in reverse order of priority pursuant to priority fifth clause (C) of the Pool Distribution Amount Allocation (other than any amounts needed to pay any Class A-PO Deferred Amounts); such amount will be paid to the Undercollateralized Group in accordance with priority second of the Pool Distribution Amount Allocation. If two or more Groups are Undercollateralized Groups, the distributions described above will be made pro rata in proportion to the amount by which the aggregate Principal Balance of the Class A Non-PO Certificates of each such Group exceeds the Adjusted Pool Amount (Non-PO Portion) of the related Loan Group.

Additional Rights of the Residual Certificateholders

   The Residual Certificates will remain outstanding for as long as the Trust Estate shall exist, whether or not such Class is receiving current distributions of principal or interest. The holders of the Residual Certificates will be entitled to receive the proceeds of the remaining assets of each REMIC, if any, on the final Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of Principal Balance have reduced the Principal Balances of the Certificates to zero. It is not anticipated that there will be any material assets remaining in the Trust Estate on the final Distribution Date following the distributions of interest and in reduction of Principal Balance made on the Certificates on such date.

   In addition, the holders of the Residual Certificates will be entitled on each Distribution Date to receive any Pool Distribution Amounts remaining after all distributions pursuant to the Pool Distribution Amount Allocation have been made. It is not anticipated that there will be any material undistributed portion of the Pool Distribution Amounts.

Restrictions on Transfer of the Residual Certificates

   The Residual Certificates will be subject to restrictions on transfer and the Residual Certificates will contain a legend describing such restrictions.

   Tax-related restrictions on transfer are discussed under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the base prospectus.

   In addition, the Residual Certificates may not be purchased by or transferred to any person which is an employee benefit plan or other retirement plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (any such plan or arrangement, an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan"), or any person acting on behalf of or investing the assets of such Plan. See "ERISA Considerations" herein and in the base prospectus.

Periodic Advances

   Generally, each Servicer is required to advance delinquent payments of principal and interest on any Mortgage Loan in the Trust Estate to the extent that such Servicer believes that such amounts will be recoverable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan (each, a "Periodic Advance"). Upon a Servicer's failure to make a Periodic Advance required by the applicable Underlying Servicing Agreement, the Trustee, if such Servicer is Wells Fargo Bank, or the Master Servicer, if such Servicer is not Wells Fargo Bank, will be required to make such Periodic Advance.

   Amounts advanced are reimbursable to the Servicer, the Master Servicer or the Trustee, as applicable, from amounts received on the related Mortgage Loan or from other funds in the Trust Estate if it is determined that the amounts advanced will not be recoverable from amounts received on such Mortgage Loan. See "Servicing of the Mortgage Loans--Periodic Advances and Limitations Thereon" in the base prospectus.

Subordination of Class B Certificates

   The rights of the holders of the Class B Certificates of a group to receive distributions with respect to the Mortgage Loans in the related Loan Group or Loan Groups will be subordinated to such rights of the holders of the related Class A Certificates and the rights of the holders of the Classes of Class B Certificates of a group with higher numerical designations to receive distributions with respect to the Mortgage Loans in the related Loan Group or Loan Groups will be subordinated to such rights of the holders of related Classes of Class B Certificates with lower numerical designations, all to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by the holders of the more senior Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford the holders of the more senior Certificates protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to a given Class of Certificates, all or a portion of such losses will be borne by such Class of Certificates.

   The protection afforded to the holders of more senior Classes of Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the more junior Classes of related Certificates, the amounts of principal and interest due such holders on each Distribution Date out of the applicable Pool Distribution Amount or Amounts with respect to such date and, if necessary, by the right of such holders to receive future distributions on the related Mortgage Loans that would otherwise have been payable to the holders of the more junior Classes of related Certificates. Depending on the priorities established for distributing principal among the Class A Non-PO Certificates of a Group, some Classes of Class A Non-PO Certificates may be outstanding longer than other Classes of Class A Non-PO Certificates of the Group. The aggregate Principal Balance of a group of Class B Certificates will be reduced on each Distribution Date either through principal distributions or the allocation of Realized Losses. The longer a Class of Class A Non-PO Certificates is outstanding, the smaller the Principal Balances will be of the group of Class B Certificates providing subordination for such Class A Certificates.

   Amounts distributed to holders of Subordinated Certificates will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

Allocation of Losses

   Realized Losses on the Mortgage Loans in a Loan Group will not be allocated to the holders of the Class A Non-PO Certificates of the related Group until the date on which the aggregate Principal Balance of the related Subordinated Certificates has been reduced to zero (for each Group, the "Subordination Depletion Date"). Prior to such time, such Realized Losses will be allocated to the related Classes of Class B Certificates sequentially in reverse numerical order, until the Principal Balance of each such Class has been reduced to zero.

   Prior to the applicable Subordination Depletion Date. the allocation of the Non-PO Fraction of the principal portion of a Realized Loss (other than a Debt Service Reduction) of a Mortgage Loan in a Loan Group will be effected through the adjustment of the Principal Balance of the most subordinate related Class of Class B Certificates then outstanding in such amount as is necessary to cause the applicable Aggregate Non-PO Principal Balance to equal the related Adjusted Pool Amount (Non-PO Portion) or the sum of the related Adjusted Pool Amounts (Non-PO Portion).

   Allocations to the Classes of Class B Certificates of a group of (i) the principal portion of Debt Service Reductions, (ii) the interest portion of Realized Losses, (iii) any shortfalls resulting from delinquencies for which the Servicer, the Master Servicer or the Trustee does not advance and (iv) any interest shortfalls resulting from the timing of the receipt of Unscheduled Principal Receipts (other than Prepayments in Full and Curtailments) with respect to related Mortgage Loans will result from the priority of distributions of a Pool Distribution Amount first to the related Class A Certificates and then to such Classes of Class B Certificates in numerical order as described above under "--Distributions."

   After distributions of principal have been made on a Distribution Date, the allocation of the applicable Non-PO Fractions of the principal portion of Realized Losses in respect of the Mortgage Loans in a Loan Group allocated on or after the applicable Subordination Depletion Date will be effected through the adjustment of the applicable Class A Non-PO Principal Balance such that the Class A Non-PO Principal Balance equals the Adjusted Pool Amount (Non-PO Portion) for the related Loan Group. The principal portion of such Realized Losses allocated to the Class A Non-PO Certificates of a Group will be allocated to such outstanding Classes of Class A Non-PO Certificates, pro rata, in accordance with their Principal Balances or, in the case of a Class of Accrual Certificates, its initial Principal Balance, if lower. The interest portion of any Realized Loss allocated to a Group on or after the Subordination Depletion Date will be allocated among the outstanding Classes of Class A Non-PO Certificates of the Group, pro rata, in accordance with their respective Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any such losses will be allocated among the outstanding Class A Non-PO Certificates of each such Class pro rata in accordance with their respective Percentage Interests.

   On or after the Subordination Depletion Date, the Principal Balance of a Class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such Class as provided in the preceding paragraph but also by the portion allocated to the related Class or Classes of Super Senior Certificates.

   After distributions of principal have been made on a Distribution Date, the allocation of the PO Fraction of the principal portion of a Realized Loss of a Mortgage Loan in a Loan Group to the applicable Class A-PO Certificates will be effected through the adjustment of the Principal Balance of the applicable Class A-PO Certificates such that the Principal Balance of the Class A-PO Certificates equals the Adjusted Pool Amount (PO Portion) for the related Loan Group. The Class A-PO Certificates will be entitled to reimbursement for principal losses from amounts otherwise distributable as principal on the related Class B Certificates, in reverse numerical order.

   If due to losses on the Mortgage Loans in a Loan Group, the applicable Pool Distribution Amount is not sufficient to cover the Class A Non-PO Optimal Principal Amount of the related Group on a particular Distribution Date, then the Class A Percentage for such Group on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the related Class B Certificates in future payments of principal on the Mortgage Loans in the Loan Group.

   Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the applicable Servicer has notified the Trustee and the Master Servicer in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer, in either case without giving effect to any Debt Service Reduction.

                        DESCRIPTION OF THE MORTGAGE LOANS

General

   The mortgage loans to be included in the Trust Estate will be fixed interest rate, monthly pay, fully amortizing one-to four-family, residential first mortgage loans (the "Mortgage Loans"). The Mortgage Loans will be secured by first liens (the "Mortgages") on one-to four-family residential properties (the "Mortgaged Properties") and will have the additional characteristics described in Appendix B and in the base prospectus. Appendix B contains averages or weighted averages of certain specified expected characteristics of the Mortgage Loans. More detailed information about the individual expected characteristics of the Mortgage Loans is contained in a preliminary mortgage loan file, which has been filed by the Depositor with the SEC. This information is subject to change prior to the Closing Date. Once the Mortgage Loans to be included in the Trust Estate have been finalized the Depositor will file a final mortgage loan file with the SEC. The information in the preliminary mortgage loan file is as of March 1, 2006. To the extent specified in Appendix B, certain of the Mortgage Loans were made in connection with the relocation of various corporate employers. Some of those corporate employers participate in the Sponsor's relocation program. The Mortgage Loans may comprise one loan group or may be divided into two or more loan groups (each, a "Loan Group").

   To the extent specified in Appendix B, certain of the Mortgage Loans will be Interest Only Mortgage Loans. See "Interest Only Mortgage Loans May Have Higher Risk of Default or Rate of Prepayment" in Appendix A and "The Trust Estate--Mortgage Loans" in the base prospectus.

   To the extent specified in Appendix B certain of the Mortgage Loans will be Relocation Mortgage Loans.

   "Relocation Mortgage Loans" are mortgage loans originated in connection with the relocation of employees of various corporate employers that participated in Wells Fargo Bank's relocation program ("Sponsored Relocation Loans") and mortgage loans originated in connection with the relocation of employees whose employers generally did not participate in Wells Fargo Bank's relocation program ("Non-Sponsored Relocation Loans"). Non-Sponsored Relocation Loans were generated as a result of the referral of loan applications to Wells Fargo Bank by various mortgage brokers and similar entities and the acquisition of mortgage loans by Wells Fargo Bank from various entities, including Wells Fargo Bank Correspondents. See "The Mortgage Loan Programs--Mortgage Loan Production Sources" in the base prospectus. The persons being relocated may be existing or newly hired employees. The Depositor has not verified, and makes no representations as to, whether any individual mortgagor of any Relocation Mortgage Loan continues to be employed by the same employer as at the time of origination.

   It is expected that certain of the Mortgage Loans, especially Relocation Mortgage Loans, may be subject to subsidy agreements which, except under certain limited circumstances, require the employers of the related mortgagors to make a portion of the payments on the related Mortgage Loans (each a "Subsidy Loan") for specified periods. The subsidy agreements relating to the Subsidy Loans generally will provide the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans, with the present value of the resulting difference in payments being provided by the employer of the mortgagors in advance, generally on an annual basis. Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination thereof. The effective subsidized rates under the various programs offered generally range from one to five percentage points below the interest rates, specified in the related mortgage note. These subsidized rates are used to calculate the applicable debt-to-income ratios that are used to evaluate the creditworthiness of prospective borrowers. This procedure may enable certain mortgagors who otherwise would not meet the Underwriting Standards to obtain mortgage loans. See "Prepayment and Yield Considerations" herein.

   Subsidy amounts paid by the employer will be deposited by Wells Fargo Bank in the account (the "Subsidy Account") maintained by Wells Fargo Bank, which will not be part of the Trust Estate or any REMIC. Funds in the Subsidy Account with respect to each Subsidy Loan will be withdrawn by Wells Fargo Bank and deposited in the Servicer Custodial Account on the business day following the receipt by Wells Fargo Bank of the mortgagor's monthly payment to which such funds relate. Funds in the Subsidy Account with respect to a Subsidy Loan will not be withdrawn by Wells Fargo Bank, and are not permitted to be applied under the related subsidy agreement, during any period in which such Subsidy Loan is in default. Despite the existence of the subsidy agreement, the mortgagor remains liable for making all scheduled payments on a Subsidy Loan. From time to time, the amount of a subsidy payment or the term of a subsidy agreement may, upon the request of a corporate employer, be modified.

   A significant portion of the Mortgage Properties are expected to be located in California. See "Residential Real Estate Values May Fluctuate and Adversely Affect Your Yield" in Appendix A.

   Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans--'Due-on-Sale' Clauses" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the base prospectus.

   The Mortgage Loans were selected by the Sponsor from the Sponsor's production of first lien, fixed-rate mortgage loans, and were chosen to conform to the characteristics of mortgage loans eligible to be securitized in the Depositor's WFMBS securitization program. See "The Sponsor" in the base prospectus.

   The Mortgage Loans were originated by Wells Fargo Bank or its affiliates or purchased from other mortgage lenders.

   In originating Mortgage Loans, the documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Mortgage Loan. Asset, income and mortgage verifications were obtained for Mortgage Loans processed with "full documentation." In the case of "no documentation," neither asset nor income verifications were obtained. In the case of "income verification," income was verified either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent pay stub and/or W-2. Eligibility for loans included in the "asset verification" category is determined via a credit scoring model assessment, or this feature may be selected by the borrower with an associated pricing adjustment. In most instances, a verification of the borrower's employment was obtained.

   The Mortgage Loans were originated for various purposes. In general, in the case of a Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purpose, all or a portion of the proceeds are generally required by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

   The Mortgage Loans were originated through various channels. Mortgage Loans originated through Wells Fargo Bank's retail channel include Mortgage Loans originated directly by Wells Fargo Bank (including originations through Loan Stores, Wells Fargo Bank's Private Mortgage Banking division and Joint Ventures). See "The Sponsor's Mortgage Loan Programs--Mortgage Loan Production Sources" in the base prospectus. Mortgage Loans originated through the correspondent channel are Mortgage Loans meeting certain qualifications acquired from unaffiliated originators. See "The Sponsor's Mortgage Loan Programs--Acquisition of Mortgage Loans from Correspondents" in the base prospectus. Mortgage Loans originated through the wholesale channel include referrals from mortgage brokers and similar entities. See "The Sponsor's Mortgage Loan Programs--Mortgage Loan Production Sources" in the base prospectus.

   The term "single-family dwellings" includes single family attached planned unit developments ("PUDs"), single family detached PUDs, single family townhouses and single family detached dwellings.

   The Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of
(i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal. Although for purposes of applying the Underwriting Standards, the Loan-to-Value Ratio of an LOC Pledged Asset Mortgage Loan, if any, is calculated taking into account the value of the LOC, for purposes of this free writing prospectus, such Loan-to-Value Ratio is calculated without regard to the value of such LOC. See "The Trust Estates--Mortgage Loans--Pledged Asset Mortgage Loans" in the base prospectus. There can be no assurance that such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See "The Trust Estates--Mortgage Loans" in the base prospectus. The Depositor has taken no action to establish the current value of any Mortgaged Property. See "Risk Factors--Real Estate Market Conditions Affect Mortgage Loan Performance" and "--Geographic Concentration May Increase Rates of Loss and Delinquency" in the base prospectus.

   The "Combined Loan-to-Value Ratio" or "CLTV" is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus
(a) any junior mortgage encumbering the related Mortgaged Property originated by the Sponsor or of which the Sponsor has knowledge at the time of the origination of the Mortgage Loan or (b) the total available amount of any home equity line of credit originated by the Sponsor or of which the Sponsor has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property. There can be no assurance that all data regarding junior mortgage loans or home equity lines of credit originated by parties other than the Sponsor.

   Mortgage Loans with Loan-to-Value Ratios at origination greater than 80% may or may not be covered by a primary mortgage insurance policy. Certain Mortgage Loans may be covered by lender-paid primary mortgage insurance policies (each, an "LPMI Policy")or borrower-paid primary mortgage insurance policies (each, a "BPMI Policy"). The LPMI Policies and BPMI Policies will be assigned to the Trust on the Closing Date. The Sponsor will be responsible for paying the premiums under the LPMI Policies and may assign such obligation only with the consent of each Rating Agency and the respective primary mortgage insurance policy provider.

   "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The FICO Scores of the Mortgage Loans were obtained either at the time of origination of the Mortgage Loan or more recently. Neither the Depositor nor the Sponsor makes any representations or warranties as to any borrower's current FICO Score, the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

   "Original Total Debt-to-Income Ratio" is the ratio, expressed as a percentage of (i) the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as, but not limited to, property taxes and insurance) over (ii) the mortgagor's gross monthly income, as of the origination of the Mortgage Loan.

   See "The Sponsor's Mortgage Loan Programs--Mortgage Loan Underwriting" in the base prospectus.

      Mortgage Loan Underwriting

   The Mortgage Loans were generally originated in conformity with the underwriting standards described in the base prospectus under the heading "The Sponsor's Mortgage Loan Programs--Mortgage Loan Underwriting" (the "Underwriting Standards"). To the extent specified in Appendix B, exceptions to the Underwriting Standards may have been granted by Wells Fargo Bank for certain Mortgage Loans. See "The Sponsor's Mortgage Loan Programs--Mortgage Loan Underwriting" in the base prospectus.

Mandatory Repurchase or Substitution of Mortgage Loans

   The Depositor is required, with respect to Mortgage Loans that are found by the Trustee or Custodian to have defective documentation, or in respect of which the Depositor has breached a representation or warranty which materially adversely affects Certificateholders, either to repurchase such Mortgage Loans or, at the Depositor's option, if within two years of the date of initial issuance of the Certificates, to substitute new Mortgage Loans therefor. See "Prepayment and Yield Considerations" herein and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" in the base prospectus.

Optional Purchase of Mortgage Loans

   Under certain circumstances as described in the base prospectus under "The Pooling and Servicing Agreement--Optional Purchases" the Depositor may, at its sole discretion purchase certain Mortgage Loans from the Trust Estate. See "Prepayment and Yield Considerations" herein.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

   The rate of distributions in reduction of the Principal Balance of any Class of the Offered Certificates, the aggregate amount of distributions on any Class of the Offered Certificates and the Weighted Average Life and yield to maturity of any Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the applicable Mortgage Loans in the related Loan Group or Loan Groups and the amount and timing of mortgagor defaults resulting in Realized Losses on such Mortgage Loans. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in a Loan Group will result in distributions to Certificateholders then entitled to distributions in respect of principal in respect of such Mortgage Loans of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the base prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments or yield on, or Weighted Average Life of, any Class of the Offered Certificates or the aggregate amount of distributions on any Class of the Offered Certificates.

   The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor of Mortgage Loans as a result of defective documentation or breaches of representations and warranties and optional purchases by the Depositor of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" herein and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee," "--Optional Purchases" and "--Termination; Optional Purchase of Mortgage Loans" in the base prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. In addition, because the characteristics of the Mortgage Loans in each Loan Group may differ, each Loan Group as a whole may be expected to prepay at different rates. The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage loan originators (including Wells Fargo Bank), servicers (including Wells Fargo Bank) and mortgage loan brokers to encourage refinancing through such originators, servicers and brokers, including, but not limited to, general or targeted solicitations (which may be based on characteristics including, but not limited to, the mortgage loan interest rate or payment history and the geographic location of the Mortgaged Property), reduced origination fees or closing costs, pre-approved applications, waiver of pre-closing interest accrued with respect to a refinanced loan prior to the pay-off of such loan, or other financial incentives. In particular, the application of Wells Fargo Bank's "retention program," which enables qualifying mortgagors to refinance at greatly reduced cost, to its servicing portfolio may substantially affect the rate of prepayment on the Mortgage Loans. See "Prepayment and Yield Considerations--Refinancings" in the base prospectus. In addition, the Sponsor or third parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related mortgage loan, thereby accelerating payment of the mortgage loan resulting in partial prepayments.

   For further information see "Static Pool Information" in this free writing prospectus.

   The effect of subsidy agreements on the rate of prepayment of Subsidy Loan is uncertain. The rate of prepayment on Subsidy Loans may be affected by such factors as the relationship between prevailing mortgage rates and the effective interest rates on such Subsidy Loans, the remaining term of the subsidy agreements, and requests by the related employers for refinance or modification. The subsidy agreement relating to a Subsidy Loan generally provides that if prevailing market rates of interest on mortgage loans similar to such Subsidy Loan decline relative to the Mortgage Interest Rate of such Subsidy Loan by the percentages set forth in the subsidy agreement, the employer may request that the mortgagor refinance such Subsidy Loan. In the event the mortgagor refinances such Subsidy Loan, the Subsidy Loan will be prepaid, and the new loan will not be included in the Trust Estate. If the mortgagor fails to refinance such Subsidy Loan, the employer may terminate the related subsidy agreement. In addition, the termination of the subsidy agreement relating to a Subsidy Loan for any reason (whether due to the mortgagor's failure to refinance or otherwise) may increase the financial burden of the mortgagor, who may not have otherwise qualified for a mortgage under Wells Fargo Bank's mortgage loan underwriting guidelines, and may consequently increase the risk of default with respect to the related Mortgage Loan. See "The Trust Estates --Mortgage Loans" and "The Mortgage Loan Programs--Mortgage Loan Underwriting" in the base prospectus. From time to time, the amount of the subsidy payment or the term of the subsidy agreement may, upon request of the corporate employer, be modified.

   Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment or substantial fluctuations in income, significant fluctuations in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors' equity in the Mortgaged Properties, including the use of the properties as second or vacation homes, and servicing decisions, such as, without limitation, the decision as to whether to foreclose on a Mortgage Loan or to modify the terms of the related Mortgage Note and decisions as to the timing of any foreclosure. In this regard, mortgagors of Relocation Mortgage Loans are thought by some within the mortgage industry to be more likely to be transferred by their employers than mortgagors generally. There can be no assurance as to the likelihood of future transfers of mortgagors of either Sponsored Relocation Loans or Non-Sponsored Relocation Loans or as to such mortgagors' continued employment with the same employers by which they were employed when such mortgage loans were originated. No representation is made as to the rate of prepayment on any Relocation Mortgage Loans. Furthermore, certain characteristics of mortgage loans may be more likely to affect prepayments. These characteristics include, but are not limited to, principal balance, loan-to-value ratio, borrower credit quality and current interest rate higher than prevailing interest rates. No representation is made as to the rate of prepayment on the Mortgage Loans included in the Trust having any particular characteristic. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties or are refinanced will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the Offered Certificates will be affected by, among other things, the extent to which (i) the Depositor elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee or Custodian to have defective documentation or with respect to which the Depositor has breached a representation or warranty, (ii) a substitute Mortgage Loan has an unpaid principal balance less than the Mortgage Loan for which it is substituted or
(iii) a Servicer may take certain actions to mitigate losses on a defaulted Mortgage Loan which may include, but are not limited to, selling the Mortgaged Property of such Mortgage Loan for less than its unpaid principal balance or modifying the payment terms of such Mortgage Loan. See "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the base prospectus.

   As described under "Description of the Certificates--Principal (Including Prepayments)" herein, all or a disproportionate percentage of principal prepayments on the Mortgage Loans in a Loan Group (including liquidations and repurchases of Mortgage Loans) will be distributed, to the extent of the applicable Non-PO Fraction, to the holders of the Class A Non-PO Certificates of the related Group then entitled to distributions in respect of principal during the period beginning on the first Distribution Date described herein, and, to the extent that such principal prepayments are made in respect of a Discount Mortgage Loan in the Loan Group, to the related

Class A-PO Certificates in proportion to the interest of the Class A-PO Certificates in such Discount Mortgage Loan represented by the related PO Fraction.

   The yield to maturity of the Offered Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments, which may be made at any time without penalty) on the Mortgage Loans in the related Loan Group or Loan Groups. Investors in the Offered Certificates should consider the associated risks, including, in the case of Offered Certificates purchased at a discount, particularly Principal Only Certificates, the risk that a slower than anticipated rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans, or, in the case of a Class of Class A-PO Certificates, on the applicable Discount Mortgage Loans, will have a negative effect on the yield to maturity of such Certificates and, in the case of Offered Certificates purchased at a premium, or Interest Only Certificates, the risk that a faster than anticipated rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans will have a negative effect on the yield to maturity of such Certificates. Investors purchasing Offered Certificates at a premium or Interest Only Certificates should also consider the risk that a rapid rate of payments in respect of principal (including prepayments) on the Mortgage Loans could result in the failure of such investors to fully recover their initial investments. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan principal payment rates under a variety of scenarios.

   Classes of Component Certificates are comprised of two or more Components, which may be affected differently by the rate and timing of principal payments (including prepayments) on the applicable Mortgage Loans in the related Loan Group, which rate may fluctuate significantly from time to time. The yield to investors in a Class of Component Certificates therefore may be affected differently than would be the yield on the individual Components, which are non-severable, if they were separate Classes of Certificates.

   The timing of changes in the rate of prepayment on the Mortgage Loans in a Loan Group may significantly affect the actual yield to maturity experienced by an investor who purchases an Offered Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the applicable Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

   The yield to maturity on the Classes of Class B Certificates of a group with higher numerical designations will generally be more sensitive to losses than the Classes with lower numerical designations because the applicable Non-PO Fraction of any Realized Loss on the Mortgage Loans in a related Loan Group will be allocable to the related Classes of Class B Certificates in reverse numerical order, except as provided herein. In addition, losses allocated to the Class A-PO Certificates of a Group will be reimbursed from amounts otherwise payable as principal on the related Class B Certificates. To the extent not covered by Periodic Advances, delinquencies on Mortgage Loans will also have a relatively greater effect on the yield to maturity on the related Classes of Class B Certificates with higher numerical designations because amounts otherwise distributable on the Class B Certificates will be made available to protect the Class A Certificates of the related Group or Groups against interruptions in distributions due to such unadvanced mortgagor delinquencies. Such unadvanced delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions on the related Class B Certificates.

   While the Class A-PO Certificates of a Group will be allocated the applicable PO Fraction of any Realized Loss on a Mortgage Loan in the related Loan Group, they will be entitled to reimbursement for such losses from amounts otherwise distributable as principal on the Class B Certificates.

   On and after the applicable Subordination Depletion Date, the yield to maturity of a Class of Super Senior Support Certificates will be more sensitive to losses on the Mortgage Loans in the related Loan Group than those Classes of Class A Non-PO Certificates of the same Group that are not Super Senior Support Certificates, because while outstanding, each Class of Super Senior Support Certificates will bear not only its own share of losses, but also the share allocated to the related Class or Classes of Super Senior Certificates.

   The actual yield to maturity experienced by an investor may also be affected by the occurrence of interest shortfalls resulting from Unscheduled Principal Receipts to the extent, if any, to which such interest shortfalls are not covered by Compensating Interest or subordination. See "Description of the Certificates--Interest" herein and "Servicing of the Mortgage Loans--Changes in Servicing" in the base prospectus.

   The yield to maturity on the Offered Certificates and more particularly on the Class B-1, Class B-2 and Class B-3 Certificates, may be affected by the geographic concentration of the Mortgaged Properties securing the applicable Mortgage Loans. Certain regions in the United States have experienced or may experience significant fluctuations in housing prices. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any deterioration in housing prices in the regions in which there is a significant concentration of Mortgaged Properties, as well as other regions in which the Mortgaged Properties are located, and any deterioration of economic conditions in such regions which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and more particularly on the Class B-1, Class B-2 and Class B-3 Certificates.

   As to Mortgaged Properties in regions that have recently experienced natural disasters, neither the Depositor nor the Sponsor has undertaken the physical inspection of such Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in an affected region has not occurred. In the Pooling and Servicing Agreement, the Depositor will represent and warrant that, as of the date of issuance of the Certificates, each Mortgaged Property is undamaged by flood, water, fire, earthquake or earth movement, wind-storm, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Depositor makes no representation) in a manner which would adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such premises was intended. In the event of a breach of such representation with respect to a Mortgaged Property which materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Depositor will be obligated to repurchase or substitute for such Mortgage Loan, as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" and "--Representations and Warranties" in the base prospectus. Repurchase of any such Mortgage Loan will affect in varying degrees the yields and Weighted Average Lives of the related Classes of Offered Certificates and could adversely affect the yield of any related Offered Certificates purchased at a premium.

   No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.

   An investor should consider the risk that rapid rates of prepayments on the applicable Mortgage Loans and therefore of amounts distributable in reduction of principal balance of the related Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the applicable Pass-Through Rate or expected yield. Conversely, slower rates of prepayments on the applicable Mortgage Loans and therefore of amounts distributable in reduction of principal balance of the related Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

   Due to the special tax treatment of residual interests, the after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative. See "Federal Income Tax Considerations" herein.

   As referred to herein, the "Weighted Average Life" of a Class of Offered Certificates, other than a Class of Interest Only Certificates, refers to the average amount of time that will elapse from the date of issuance of such Class until each dollar in reduction of the Principal Balance of such Class is distributed to the investor. The Weighted Average Life of a Class of Interest Only Certificates is equal to the average amount of time that will elapse between the date of issuance of such Class and the date on which each dollar reduction in the notional amount of such Class occurs.

                         POOLING AND SERVICING AGREEMENT

      General

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Closing Date (the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. Reference is made to the base prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates beyond the summaries below of certain provisions specific to this transaction. See "Description of the Certificates," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the base prospectus.

   The Trust Estate created pursuant to the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders, (iii) any Mortgaged Properties acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure after the Closing Date and (iv) the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement.

Compensation and Payment of Expenses of the Master Servicer, Servicer and Trustee

   The primary compensation payable to the Master Servicer will be the "Master Servicing Fee" payable monthly equal to 1/12th of the master servicing fee rate (the "Master Servicing Fee Rate"). The Master Servicing Fee will accrue on the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of each month. The Master Servicing Fee Rate and the Servicing Fee Rate may not be changed without the consent of Certificateholders if such change adversely affects the interests of Certificateholders.

   The primary compensation payable to a Servicer is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicer will be entitled to a "Servicing Fee" payable monthly equal to 1/12th of the servicing fee rate (the "Servicing Fee Rate"). The Servicing Fee will accrue on the scheduled principal balance of the Mortgage Loans serviced by a Servicer as of the first day of each month.

   The Master Servicing Fee and Servicing Fee for the Mortgage Loans are payable out of the interest payments on the Mortgage Loans, prior to any payments to Certificateholders. The Master Servicing Fee Rate and Servicing Fee Rate may not be changed without the consent of Certificateholders if such change adversely affects the interests of the Certificateholders. The Master Servicer is also entitled to additional compensation, as described under "Servicing of the Mortgage Loans--The Master Servicer" in the base prospectus. A Servicer is entitled to additional servicing compensation, as described under "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the base prospectus.

   Certain expenses incurred by the Master Servicer and the Trustee are reimbursable from the Trust Estate as described under "Servicing of the Mortgage Loans--The Master Servicer General" and "The Pooling and Servicing Agreement--The Trustee" in the base prospectus. The fees of the Trustee incurred in connection with its responsibilities under the Pooling and Servicing Agreement will be payable by the Master Servicer without reimbursement from the Trust Estate.

   In the event that the Trustee succeeds to the role of the Master Servicer, it will be entitled to compensation for such duties not to exceed the compensation received by the predecessor master servicer. In addition, if the Trustee appoints a successor master servicer under the Pooling and Servicing Agreement, the Trustee may make arrangements for the compensation of such successor master servicer, such compensation not to exceed the compensation received by the predecessor master servicer. All costs of a transfer of master servicing will be reimbursed to the party who incurred such costs as described under "Servicing of the Mortgage Loans--The Master Servicer" in the base prospectus.

   In the event that the Master Servicer or the Trustee succeeds, or another party is appointed to succeed, to the role of Servicer, such entity will be entitled to compensation for such duties, not to exceed the compensation received by the predecessor Servicer. All costs of a transfer of servicing will be reimbursed to the party who incurred such costs as described under "Servicing of the Mortgage Loans--The Servicers" in the base prospectus.

   The Master Servicer will pay certain administrative expenses, including fees of the Trustee incurred in connection with its responsibilities under the Pooling and Servicing Agreement. Some of these expenses of the Master Servicer, are subject to rights of reimbursement as described under "Servicing of the Mortgage Loans--The Master Servicer" in the base prospectus. The fees of any co-trustee whose appointment is necessary or advisable for (i) conforming to any legal requirement, restriction or condition in any state in which any Mortgaged Property or any portion of the Trust Estate is located, will be paid by the Master Servicer, without reimbursement from the Trust Estate and (ii) any reason other than contemplated by clause (i), will be paid by the Trustee, without reimbursement from the Trust Estate. Expenses incurred by a co-trustee are reimbursable from the Trust Estate to the same extent as expenses of the Trustee are reimbursable from the Trust Estate. See "The Pooling and Servicing Agreement--The Trustee" in the base prospectus.

   The Depositor, the Master Servicer and the Trustee are also entitled to indemnification from the Trust Estate under certain circumstances described under "The Depositor," "Servicing of the Mortgage Loans--The Master Servicer--General" and "The Pooling and Servicing Agreement--The Trustee" in the base prospectus.

   The servicing fees and other expenses of each REMIC will be allocated to the holders of the Residual Certificates. See "Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences --Federal Income Tax Consequences for REMIC Certificates--Limitations on Deduction of Certain Expenses" in the base prospectus.

Optional Termination of the Trust

   On any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date, the Depositor may, subject to certain conditions, purchase all outstanding mortgage loans in the pool and thereby effect early retirement of the certificates. See "The Pooling and Servicing Agreement--Optional Termination; Optional Purchase of Mortgage Loans" in the base prospectus. The exercise of this option will be in the Depositor's sole discretion. Without limitation, the Depositor may enter into agreements with third parties to (i) exercise such option at the direction of a third party or (ii) forebear from the exercise of such option.

Voting

   With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified Voting Interests in the Trust Estate, each Class of Interest Only Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates, each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest based on the outstanding Principal Balance of such Class. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such holder's Percentage Interest in such Class. Unless Definitive Certificates are issued as described under "Description of the Certificates--Book-Entry Form" in the base prospectus, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through DTC Participants.

Fixed Retained Yield

   A fixed percentage of the interest on each Mortgage Loan in a Loan Group (the "Fixed Retained Yield") will be determined on a loan-by-loan basis and will not be included in the Trust Estate. The Fixed Retained Yield on each Mortgage Loan in a Loan Group will equal the greater of (i) zero and (ii) the Mortgage Interest Rate less the sum of (a) the applicable Deal Rate, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate. The amount of any Fixed Retained Yield will be retained by the Sponsor. See "Servicing of the Mortgage Loans --Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the base prospectus for further information regarding Fixed Retained Yield.

                        FEDERAL INCOME TAX CONSIDERATIONS

General

   The Trust Estate will qualify as one or more REMICs for federal income tax purposes.

   Each Class of Offered Certificates (other than the Residual Certificates), together with each Class of Certificates not offered hereby (collectively, the "Regular Certificates") will be designated as regular interests in a REMIC, and the Residual Certificates will be designated as the residual interest in each REMIC.

   The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" for a domestic building and loan association, "real estate assets" for a real estate investment trust and, other than the Residual Certificates, "qualified mortgages" for a REMIC to the extent described in the base prospectus.

Regular Certificates

   The Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners (or in the case of Definitive Certificates, holders) of the Regular Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting. Although not free from doubt, a Class of Component Certificates should be treated as a single debt instrument having cash flows equal to the cash flows of its Components.

   Classes of Principal Only Certificates, Interest Only Certificates and Accrual Certificates will, and certain other Classes of Certificates may, be issued with original issue discount.

   See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the base prospectus.

   If the method for computing original issue discount results in a negative amount for any period with respect to any holder of Offered Certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her Certificates. Although the matter is not free from doubt, a holder of an Interest Only Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the Certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the applicable Mortgage Loans. Any loss might be treated as a capital loss.

Residual Certificates

   The holders of the Residual Certificates must include the taxable income or loss of each REMIC in determining their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. Prospective investors are cautioned that the Residual Certificateholders' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holders during certain periods, in which event, the holders thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of each REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

   The Residual Certificates will be considered "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee thereof will be required to furnish to the Master Servicer an affidavit as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates

--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Interests" in the base prospectus. See also "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Limitations on Offset or Exemption of REMIC Income" in the base prospectus.

   An individual, trust or estate that holds a Residual Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the REMICs in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the Trust.

   Due to the special tax treatment of residual interests, the effective after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

   See "Certain Federal Income Tax Consequences" in the base prospectus.

                                ERISA CONSIDERATIONS

   The Residual Certificates may not be purchased by or transferred to a Plan or a person acting on behalf of or investing the assets of a Plan. See "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" herein.

   Accordingly, the following discussion applies to the Offered Certificates (other than the Residual Certificates) and does not purport to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of a Residual Certificate.

   As described in the base prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Offered Certificates, including the individual administrative exemptions described below. For a further discussion of the individual administrative exemption, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Offered Certificates, see "ERISA Considerations" in the base prospectus.

   The DOL issued an Underwriter Exemption to the underwriter of the Offered Certificates. This Underwriter Exemption might apply to the acquisition, holding and resale of the Offered Certificates by an ERISA Plan, provided that specified conditions are met.

   Among the conditions which would have to be satisfied for the Underwriter Exemption to apply to the acquisition by an ERISA Plan of the Offered Certificates is the condition that the ERISA Plan investing in the Offered Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

   Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates, and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the base prospectus.

                                  LEGAL INVESTMENT

   The Class A and Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities' under SMMEA.

   Prospective purchasers whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered Certificates. See "Legal Investment" in the base prospectus.

                                  SECONDARY MARKET

   There will not be any market for the Offered Certificates prior to the issuance thereof. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates. An investor should inquire of the underwriter of the related Offered Certificates as to whether the underwriter of the related Offered Certificates intends to make a market in such related Offered Certificates.

                               INDEX OF DEFINED TERMS



Accretion Termination Date........20       Interest Shortfall Amount.........20
Accrual Distribution Amount.......20       Loan Group........................29
Adjusted Pool Amount..............18       LPMI Policy.......................31
Adjusted Pool Amount (Non-PO               Master Servicer...................12
  Portion)........................19       Master Servicing Fee..............36
Adjusted Pool Amount (PO Portion).18       Master Servicing Fee Rate.........36
Aggregate Class A Percentage......23       Mortgage Loans....................29
Aggregate Non-PO Principal                 Mortgaged Properties..............29
  Balance.........................18       Mortgages.........................29
Aggregate Principal Balance.......18       Net Mortgage Interest Rate........19
Aggregate Subordinated Percentage.25       Non-PO Fraction...................23
Apportioned Class B Distribution           Non-Sponsored Relocation Loans....29
  Amount..........................25       Non-Supported Interest Shortfalls.19
Apportionment Fraction............25       Offered Certificates..............14
BPMI Policy.......................31       Original Class B Principal
Certificates......................14         Balance.........................23
Class A Certificates..............14       Original Fractional Interest......24
Class A Non-PO Certificates.......14       Original Total Debt-to-Income
Class A Non-PO Optimal Principal             Ratio...........................31
  Amount..........................21       Pass-Through Rate.................17
Class A Non-PO Principal Balance..18       Paying Agent......................13
Class A Non-PO Principal                   Payment Account...................13
  Distribution Amount.............20       Percentage Interest...............17
Class A Percentage................23       Periodic Advance..................26
Class A Prepayment Percentage.....23       Plan..............................26
Class A Principal Balance.........18       PO Fraction.......................23
Class A-PO Deferred Amount........22       Pool Balance (Non-PO Portion).....23
Class A-PO Distribution Amount....21       Pool Balance (PO Portion).........23
Class A-PO Optimal Principal               Pool Distribution Amount..........15
  Amount..........................21       Pool Distribution Amount
Class B Certificates..............14         Allocation......................16
Class B Loan Group Optimal                 Pooling and Servicing Agreement...36
  Principal Amount................21       Premium Mortgage Loan.............23
Class B Optimal Principal Amount..22       Principal Balance.................17
Class B Percentage................24       PUDs..............................30
Class B Prepayment Percentage.....24       Record Date.......................15
Class B Principal Balance.........18       Regular Certificates..............38
Class B Principal Distribution             Relief Act Shortfalls.............20
  Amount..........................21       Relocation Mortgage Loans.........29
Class Percentage..................22       Securities Act....................39
Class Prepayment Percentage.......22       Servicer..........................13
CLTV..............................31       Servicing Fee.....................36
Code..............................26       Servicing Fee Rate................36
Combined Loan-to-Value Ratio......31       Similar Law.......................26
Component.........................14       SMMEA.............................40
Current Fractional Interest.......24       Sponsored Relocation Loans........29
Custodial Agreement...............14       Subordinated Certificates.........14
Custodian.........................14       Subordinated Percentage...........24
Delinquency and Loss Tests........23       Subordinated Prepayment
Depositor.........................11         Percentage......................24
Discount Mortgage Loan............23       Subordination Depletion Date......27
DOL...............................39       Subsidy Account...................29
ERISA.............................26       Subsidy Loan......................29
ERISA Plan........................26       Trust.............................12
FICO Scores.......................31       Trustee...........................12
Fixed Retained Yield..............37       U.S. Bank.........................12
Group.............................14       Undercollateralized Amount........25
Group Subordinate Amount..........17       Undercollateralized Group.........25
HSBC..............................12
Interest Accrual Amount...........17

Underwriting Standards............31       Wells Fargo Bank..................11
Weighted Average Life.............35       Wells Fargo Underlying Servicing
                                             Agreement.......................13

                                   APPENDIX A

                                  RISK FACTORS

Expected Mortgage Loan Characteristics are Subject to Change

   Appendix B sets forth averages or weighted averages of certain specified expected characteristics of the Mortgage Loans. The Depositor has filed a preliminary mortgage loan file with the SEC showing more detailed information about the individual expected characteristics of the Mortgage Loans. This information is subject to change prior to the Closing Date. In addition, the data in the preliminary mortgage loan file is as of March 1, 2006.

Prepayments May Adversely Affect Yield

   The rate of distributions of principal and the yield to maturity on your Certificates will be directly related to the rate of payments of principal on the applicable Mortgage Loans and the amount and timing of mortgagor defaults resulting in Realized Losses. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and similar events). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans.

   The rate of principal payments on the Mortgage Loans will be affected by, among other things:

      o  the amortization schedules of the Mortgage Loans;

      o the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors;

      o  liquidations of defaulted Mortgage Loans;

      o repurchases of Mortgage Loans by the Depositor as a result of defective documentation or breaches of representations and warranties;

      o  optional purchases by the Depositor of defaulted Mortgage Loans;

      o the optional purchase by the Depositor of all of the Mortgage Loans in connection with the termination of the Trust Estate; and

      o general and targeted solicitations for refinancing by mortgage originators (including the Sponsor).

   The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic and social factors and will depend greatly on the level of Mortgage Interest Rates:

      o If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase.

      o Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

   If you are purchasing Offered Certificates at a discount, particularly Principal Only Certificates, you should consider the risk that if principal payments on the applicable Mortgage Loans, or, in the case of a Class of Class A-PO Certificates, on the applicable Discount Mortgage Loans, occur at a rate slower than you expected, there will be a negative effect on the yield to maturity of your Certificates.

   If you are purchasing Offered Certificates at a premium, or Interest Only Certificates, you should consider the risk that if principal payments on the applicable Mortgage Loans occur at a rate faster than you expected, there will be a negative effect on the yield to maturity of your Certificates.

   If you are purchasing Component Certificates which are comprised of two or more Components, each Component may be affected differently by the rate and timing of principal payments (including prepayments) on the applicable Mortgage Loans in the related Loan Group, which rate may fluctuate significantly from time to time.

   You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

   As described in this free writing prospectus under "Description of the Certificates--Principal (including Prepayments)," the Class A Prepayment Percentage for a Group of all principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and similar events) initially will be distributed to the Classes of Class A Non-PO Certificates of a Group that are entitled to receive principal prepayment distributions at that time. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the Class A Non-PO Certificates of a Group and none (or less than their pro rata share) of those principal prepayments being distributed to holders of the Class B Certificates during the periods of time described in the definition of "Class A Prepayment Percentage."

   The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the applicable Mortgage Loans, the greater the effect on your yield to maturity for Certificates purchased at a price other than par.

Geographic Concentration May Increase Risk of Loss Because of Adverse Economic Conditions or Natural Disasters

   The yield to maturity on your Certificates may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans. Certain regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency than on mortgage loans generally. Any concentration of the Mortgage Loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Although Mortgaged Properties located in certain identified flood zones will be required to be covered, by flood insurance, for the maximum amount available, such maximum amount will generally be significantly smaller than the unpaid principal balance of the related Mortgage Loan. In addition, no Mortgaged Properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.

   Any deterioration in housing prices in the regions in which there is a significant concentration of Mortgaged Properties, as well as the other regions in which the Mortgaged Properties are located, and any deterioration of economic conditions in such regions which adversely affects the ability of borrowers to make payments on the Mortgage Loans may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of your Certificates, especially if they are subordinated and particularly if they are Class B-3 Certificates.

Storms May Adversely Affect Holders of the Offered Certificates

   Mortgaged Properties located in Louisiana, Mississippi, Texas, Florida and certain other states may have sustained damage as a result of Hurricanes Katrina, Rita or Wilma or other recent hurricanes or tropical storms or may sustain damage in the future from hurricanes or tropical storms. In addition, even if a Mortgaged Property is undamaged, a borrower's ability to make payments on the related Mortgage Loan may be affected as the result of interruption or loss of employment due to destruction of businesses in the affected areas or forced evacuations. Furthermore, as a result of these evacuations some borrowers may be reluctant or unable to make payments on their Mortgage Loans while prevented from occupying the Mortgaged Property. Neither the Depositor nor the Sponsor has determined whether any of the Mortgaged Properties has been damaged by any storm or whether a borrower has been otherwise adversely affected. As a result, there can be no assurance that material damage to any Mortgaged Property in the affected region has not occurred or that losses or delinquencies resulting from such storms will not occur.

   Under the Pooling and Servicing Agreement, the Depositor will represent that, as of the Closing Date, each Mortgaged Property is undamaged in a manner which would adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises was intended. In the event of a breach of such representation with respect to a Mortgaged Property, which materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, the Depositor will be obligated to repurchase such Mortgage Loan or substitute a Mortgage Loan meeting the requirements of the Pooling and Servicing Agreement. See "The Mortgage Loan Programs--Representations and Warranties" and "The Pooling Agreement--Assignment of Mortgage Loans" in the base prospectus. Any such repurchases will have the same effect as prepayments of the affected Mortgage Loans.

   Any repurchases of the Mortgage Loans may reduce the Weighted Average Lives of the Offered Certificates and therefore may adversely affect the yields on any Offered Certificates which are purchased at a premium or any Interest Only Certificates.

   In addition to the foregoing, certain of the Mortgage Loans secured by Mortgaged Properties located in Mississippi may be subject to the provisions of Sections 89-1-301 through 89-1-329 of the Mississippi Code of 1972. These provisions provide for certain relief to mortgagors located in counties in Mississippi that have been declared disaster areas by both the President of the United States and the governor of the State of Mississippi and generally apply to Mortgage Loans that were originated prior to the disaster declaration by the governor and that experienced a decline in value of at least 15% as a result of the disaster. As a result of Hurricane Katrina, all counties in Mississippi became subject to these provisions. To the extent that a mortgagor of a Mortgage Loan is afforded relief under these provisions the ability to commence foreclosure proceedings against such mortgagor may be limited for a period of two years from the disaster declaration by the governor. In addition, because Mortgage Loans which are subject to these provisions can be foreclosed only under certain circumstances and only pursuant to court order, delays and increased losses may result in connection with the foreclosure of such loans.

   Losses resulting from delinquencies and defaults on Mortgage Loans as a consequence of Hurricanes Katrina, Rita, Wilma or other hurricanes and storms, other than as a consequence of damage to the Mortgaged Properties prior to the Closing Date, will be borne by the Certificates.

Subordination of Super Senior Support Certificates and Class B Certificates Increases Risk of Loss

   If you purchase a Class of Super Senior Support Certificates, you should consider the risk that on or after the related Subordination Depletion Date, the principal portion of Realized Losses allocated to the related Class of Super Senior Certificates will be borne by your Class of Super Senior Support Certificates (in addition to the principal portion of Realized Losses allocated to such Class of Super Senior Support Certificates) and not by the related Class of Super Senior Certificates so long as the Principal Balance of such Class of Super Senior Support Certificates remains outstanding. See "Description of the Certificates--Subordination of Class B Certificates" and -Allocation of Losses" in this free writing prospectus.

   The rights of the holders of each Class of Class B Certificates to receive distributions will be subordinated to such rights of the holders of the Class A Certificates of the related Group and the holders of the lower-numbered related Classes of Class B Certificates, if any. In addition, the applicable Non-PO Fraction of any Realized Loss will be allocated to the related Classes of Class B Certificates in the reverse order in which they are entitled to distributions of principal before being allocated to the Class A Non-PO Certificates of the related Group. Accordingly, if you are purchasing Class B Certificates, you will be more likely to experience losses as a result of the occurrence of losses or interest shortfalls on the Mortgage Loans in the related Loan Group or Loan Groups. In addition, the Class A-PO Certificates of a Group will be entitled to reimbursement for principal losses from amounts otherwise distributable as principal on the related Class B Certificates, in reverse numerical order. See "Description of the Certificates--Subordination of Class B Certificates" in this free writing prospectus.

Class B Certificates May Provide Subordination for Multiple Groups

   If a group of Class B Certificates provides credit support for two or more Groups, the Principal Balances of the Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one or more Loan Groups. Therefore, Realized Losses on the Mortgage Loans in those Loan Groups will reduce the subordination provided by the Class B Certificates to the other Groups of Class A Certificates and increase the likelihood that Realized Losses may be allocated to the other Groups of Class A Non-PO Certificates.

   See "Description of the Certificates--Subordination of Class B Certificates" and--"Allocation of Losses" in this free writing prospectus.

   Under certain circumstances, principal otherwise payable to the Class B Certificates which support two or more Groups of Class A Certificates will be paid to the Class A Non-PO Certificates as described under "Description of the Certificates--Cross-Collateralization" in this free writing prospectus. In addition, the Class A-PO Certificates of such Group will be entitled to reimbursement for certain losses allocated to them from amounts otherwise distributable as principal on the related Class B Certificates regardless of the Loan Group from which such payments are derived.

Residential Real Estate Values May Fluctuate and Adversely Affect Your
Investment

   There can be no assurance that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. The value of any Mortgaged Property generally will change over time from its value on the appraisal or sales date. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties to equal or exceed the value of the Mortgaged Properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the Sponsor's prior securitizations involving the Depositor.

   In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area or zoning or environmental restrictions preventing additions to the housing supply in an area. To the extent that credit enhancements do not cover such losses, the yield on the Offered Certificates may be adversely impacted.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your
Yield

   Delinquencies on the Mortgage Loans which are not advanced by the Servicer (because the Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. The Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds, or other recoveries in respect of the Mortgage Loan. The Servicer will be entitled to recover from amounts on deposit in the certificate account any advances previously made which it subsequently determines to be nonrecoverable prior to any distribution on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances or from the reimbursement of advances which the servicer determines to be nonrecoverable will be borne first by the Class B Certificates (in reverse numerical order) of a group, and then by the related Class A Certificates.

   Net interest shortfalls will adversely affect the yields on the Offered Certificates. In addition, the Non-PO Fraction of the principal portion of Realized Losses on the Mortgage Loans of a Loan Group generally will be borne by the related Class B Certificates, as described in this free writing prospectus under "Description of the Certificates--Allocation of Losses." As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the applicable Mortgage Loans.

Interest Only Mortgage Loans May Have Higher Risk of Default or Rates of Prepayment

   To the extent that any of the Mortgage Loans are interest only mortgage loans, they will require only the payment of interest with respect to, at the borrower's election at the time of origination of, the first three to fifteen years of payments with respect to the Mortgage Loan. At that time, the payments on each such Mortgage Loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such Mortgage Loan and the mortgagor will be required to make payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under such Mortgage Loan. In underwriting an interest only mortgage loan, the ability of the mortgagor to make payments in respect of principal is not considered. This increase in monthly payment may significantly increase the risk of default under such Mortgage Loan. In addition, the increase in the monthly payment to be made by a mortgagor may induce the mortgagor to refinance such Mortgage Loan which would result in a prepayment of such loan.

High Balance Loans May Increase Risk of Loss on Certificates

   Mortgage Loans in a Loan Group with large balances relative to the Principal Balances of the related Classes of Class B Certificates may, in the event of liquidation, result in Realized Losses large enough to significantly reduce or eliminate the Principal Balance of one or more of such Classes. In the event such Mortgage Loans are Discount Mortgage Loans, a Realized Loss may have a similar impact on the related Class A-PO Certificates.

   In addition, any Realized Loss that reduces the Principal Balances of the Class B Certificates of a group decreases the subordination provided to the related Class A Certificates and increases the risk that the related Class A Non-PO Certificates will have to bear Realized Losses in the future and that the related Class A-PO Certificates will not be reimbursed for principal losses.

The Rate of Default on Mortgage Loans that are Secured by Investor Properties May be Higher than on Other Mortgage Loans

   Certain of the Mortgage Loans may be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the Mortgage Loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the Mortgage Loan.

FICO Scores May Not Accurately Predict the Likelihood of Default

   The Sponsor generally uses FICO Scores as part of its underwriting process. A FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the expected life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, FICO Scores do not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. Neither the Depositor nor the Sponsor makes any representations or warranties as to any borrower's current FICO Score, the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

Residual Certificates May Have Adverse Tax Consequences

   The Residual Certificates will be the sole "residual interest" in each REMIC for federal income tax purposes. Holders of the Residual Certificates must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. Under current law a holder of a Residual Certificate must account separately for its interest in each REMIC and generally cannot offset income from one REMIC with losses from another REMIC. No cash distributions are expected to be made with respect to the Residual Certificates other than the distribution of their Principal Balance and interest on that balance. Due to their tax consequences, the Residual Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Residual Certificates may not be acquired by ERISA plans or similar governmental plans.

The Weighted Average Life of a Companion Certificate is Particularly Sensitive to Prepayments

   Because on any Distribution Date Companion Certificates will not receive principal distributions until the PAC Certificates, TAC Certificates or Scheduled Certificates they support have been paid to their planned, targeted or scheduled balances, and will receive all principal distributions in excess of those required to pay the PAC Certificates, TAC Certificates or Scheduled Certificates to their planned, targeted or scheduled balances, the Weighted Average Life of a Companion Certificate is particularly sensitive to principal prepayments on the Mortgage Loans.

Increase in LIBOR May Adversely Affect Yield

   If you are purchasing the Inverse Floating Rate Certificates, you should consider the risk that a high rate of LIBOR will have a negative effect on the yield to maturity on your Certificates. In particular, if your Certificates are also Interest Only Certificates or the Pass-Through Rate is based on a multiple of LIBOR, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates on the applicable Mortgage Loans will result in a negative yield.

United States Military Operations May Increase Risk of Relief Act Shortfalls

   As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a Mortgage Loan in the Trust, the interest rate limitation of the Servicemembers Civil Relief Act, as it may be amended from time to time, or any comparable state legislation will apply. This may result in interest shortfalls on the Mortgage Loans, which will be borne by all interest-bearing Classes of Certificates related to the applicable Loan Group or to all Classes of Certificates, if the Groups are cross-collateralized. The Depositor has not taken any action to determine whether any of the Mortgage Loans would be affected by such interest rate limitation. See "Description of the Certificates--Interest" herein and "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and Similar Laws" in the base prospectus.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates

   The Mortgages or assignments of Mortgage for some of the Mortgage Loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, including the Trust. Subsequent assignments of those Mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of Mortgage to the Trustee, any related expenses will be paid by the Trust and will reduce the amount available to make distributions on the Certificates.

   The recording of Mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the Mortgaged Properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to Certficateholders and increase the amount of losses on the Mortgage Loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

                                   APPENDIX B

                             MORTGAGE POOL PROFILES

                            WFMBS MORTGAGE LOAN POOL
                            20 & 30 -YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              WFMBS SERIES 2006-04
                            POOL PROFILE (2/14/2006)

                                                                 30 YR POOL                        Tolerance
-----------------------------------------------------------------------------------------------------------------
       AGGREGATE PRINCIPAL BALANCE                                 $600,000,000                       (+/- 5.00%)

       MORTGAGE LOAN CUTOFF DATE                                       1-Mar-06
       INTEREST RATE RANGE                                      5.375% - 7.375%
       GROSS WAC                                                         6.280%                     (+ / - 5 bps)
       WEIGHTED AVERAGE SERVICE FEE                                    25.0 bps
       MASTER SERVICE FEE                                               1.0 bps
       WAM (in months)                                                      357                    (+/- 2 months)

       WALTV                                                              69.4%                     (maximum +3%)
       WACLTV                                                             73.4%                     (maximum +3%)

       CALIFORNIA PERCENT                                                   31%                     (maximum 35%)
       NO OTHER STATE OVER 20%
       SINGLE LARGEST ZIP CODE PERCENT                                       1%                    (maximum  +1%)

       AVERAGE LOAN BALANCE                                            $563,000                (maximum $570,000)
       AVG ORIGINAL UNPAID PRINCIPAL BALANCE                           $564,000                (maximum $571,000)
       LARGEST INDIVIDUAL LOAN BALANCE                               $1,998,056              (maximum $3,000,000)

       CASH OUT REFINANCE PERCENT                                           31%                    (maximum  +5%)

       PRIMARY RESIDENCE PERCENT                                            95%                     (minimum -5%)

       INTEREST ONLY                                                        13%                    (maximum  13%)
       WA REMAINING INTEREST ONLY TERM                                      134                  (+ / - 5 months)

       PLEDGED ASSET %                                                    0.00%                      (maximum 1%)

       SINGLE FAMILY DETACHED PERCENT                                       88%                     (minimum -3%)

       FULL DOCUMENTATION PERCENT                                           58%                     (minimum -5%)

       CO-OP %                                                               2%                     (maximum +1%)

       WA FICO                                                              738                      (minimum -5)

       UNINSURED > 80% LTV PERCENT                                        0.00%                     (maximum +1%)

       WA ORIGINAL TOTAL DEBT TO INCOME RATIO                               37%                     (maximum +3%)

       SELF EMPLOYED PERCENT                                                28%                     (maximum +3%)

       RELOCATION %                                                          0%

       ASSUMED AAA/Aaa SUBORDINATION LEVELS                               3.20%                       (+/- 0.50%)
       ASSUMED AA/Aa2 SUBORDINATION LEVELS                                1.45%                       (+/- 0.30%)
       ASSUMED A/A2 SUBORDINATION LEVELS                                  0.90%                       (+/- 0.20%)
       ASSUMED BBB/Baa2 SUBORDINATION LEVELS                              0.55%                       (+/- 0.10%)

       ASSUMED SIZE OF PRINCIPAL ONLY CLASS                               0.40%            (+/- 0.25% on PO size)


            All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

                            WFMBS MORTGAGE LOAN POOL
                               30 -YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              WFMBS SERIES 2006-04
                        Updated POOL PROFILE (2/14/2006)

                                                                30 YR POOL                       Tolerance
-----------------------------------------------------------------------------------------------------------------
       AGGREGATE PRINCIPAL BALANCE                                  $350,000,000                      (+/- 5.00%)

       MORTGAGE LOAN CUTOFF DATE                                        1-Mar-06
       INTEREST RATE RANGE                                       5.375% - 7.500%
       GROSS WAC                                                          6.250%                    (+ / - 5 bps)
       WEIGHTED AVERAGE SERVICE FEE                                     25.0 bps
       MASTER SERVICE FEE                                                1.0 bps
       WAM (in months)                                                       358                   (+/- 2 months)

       WALTV                                                               70.9%                    (maximum +3%)
       WACLTV                                                              75.5%                    (maximum +3%)

       CALIFORNIA PERCENT                                                    41%                    (maximum 43%)
       NO OTHER STATE OVER 20%
       SINGLE LARGEST ZIP CODE PERCENT                                        1%                   (maximum  +1%)

       AVERAGE LOAN BALANCE                                             $582,840               (maximum $590,000)
       AVG ORIGINAL UNPAID PRINCIPAL BALANCE                            $583,439               (maximum $592,000)
       LARGEST INDIVIDUAL LOAN BALANCE                                $2,450,000             (maximum $3,000,000)

       CASH OUT REFINANCE PERCENT                                            35%                   (maximum  +5%)

       PRIMARY RESIDENCE PERCENT                                             95%                    (minimum -5%)

       INTEREST ONLY                                                        100%
       WA REMAINING INTEREST ONLY TERM                                       133

       PLEDGED ASSET %                                                     0.25%                     (maximum 1%)

       SINGLE FAMILY DETACHED PERCENT                                        89%                    (minimum -3%)

       FULL DOCUMENTATION PERCENT                                            59%                    (minimum -5%)

       CO-OP %                                                                1%                    (maximum +2%)

       WA FICO                                                               737                     (minimum -5)

       UNINSURED > 80% LTV PERCENT                                         0.00%                    (maximum +1%)

       WA ORIGINAL TOTAL DEBT TO INCOME RATIO                                38%                    (maximum +3%)

       SELF EMPLOYED PERCENT                                                 24%                    (maximum +3%)

       RELOCATION %                                                           0%

       ASSUMED AAA SUBORDINATION LEVELS                                    3.70%                      (+/- 0.50%)
       ASSUMED AA/Aa2 SUBORDINATION LEVELS                                 1.60%                      (+/- 0.30%)
       ASSUMED A/A2 SUBORDINATION LEVELS                                   1.00%                      (+/- 0.20%)
       ASSUMED BBB/Baa2 SUBORDINATION LEVELS                               0.60%                      (+/- 0.10%)

       ASSUMED SIZE OF PRINCIPAL ONLY CLASS                                0.34%           (+/- 0.25% on PO size)

            All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.